EXHIBIT 4.1
                                                                -----------





















                                  ARVIN SAVINGS PLAN
                                  ------------------

                         (Restated Effective January 1, 1997)







                              TABLE OF CONTENTS
                              -----------------
                                                                     Page
                                                                     ----

   Article I.  Preamble  . . . . . . . . . . . . . . . . . . . . . .    1
        1.1  THE PLAN  . . . . . . . . . . . . . . . . . . . . . . .    1
        1.2  PURPOSE . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.3  APPLICABILITY OF THE PLAN . . . . . . . . . . . . . . .    1
        1.4  RIGHTS AGAINST THE EMPLOYERS  . . . . . . . . . . . . .    1

   Article II.  Definitions And Construction . . . . . . . . . . . .    2
        2.1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    2
        2.2  GENDER AND NUMBER . . . . . . . . . . . . . . . . . . .   11
        2.3  APPLICABLE LAW  . . . . . . . . . . . . . . . . . . . .   11
        2.4  SEVERABILITY  . . . . . . . . . . . . . . . . . . . . .   11
        2.5  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . .   11

   Article III.  Eligibility And Participation . . . . . . . . . . .   11
        3.1  ELIGIBILITY AND DATE OF PARTICIPATION . . . . . . . . .   11
        3.2  DURATION OF PARTICIPATION . . . . . . . . . . . . . . .   12
        3.3  ADOPTION BY EMPLOYERS . . . . . . . . . . . . . . . . .   12

   Article IV.  Contributions  . . . . . . . . . . . . . . . . . . .   12
        4.1  REGULAR DEPOSITS  . . . . . . . . . . . . . . . . . . .   12
        4.2  OTHER EMPLOYEE DEPOSITS . . . . . . . . . . . . . . . .   13
        4.3  MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . .   14
        4.4  SECTION 402 LIMIT ON PAY REDUCTION CONTRIBUTIONS  . . .   16
        4.5  SECTION 401(K) LIMIT ON TAX-DEFERRED DEPOSITS . . . . .   17
        4.6  SECTION 401(M) LIMIT ON TAXED DEPOSITS AND MATCHING
             EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . .   21
        4.7  LIMITATIONS ON ANNUAL ACCOUNT ADDITIONS . . . . . . . .   27
        4.8  FULL VESTING  . . . . . . . . . . . . . . . . . . . . .   31
        4.9  ARVIN EQUITY ACCOUNT  . . . . . . . . . . . . . . . . .   31
        4.10 VOLUNTARY DEDUCTIBLE EMPLOYEE CONTRIBUTIONS . . . . . .   31
        4.11 EFFECT OF MISTAKE . . . . . . . . . . . . . . . . . . .   31
        4.12 REHIRE AFTER MILITARY SERVICE . . . . . . . . . . . . .   31

   Article V.  Distributions and Withdrawals . . . . . . . . . . . .   32
        5.1  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT OR AT AGE
             70 1/2  . . . . . . . . . . . . . . . . . . . . . . . .   32
        5.2  DISTRIBUTION UPON DEATH . . . . . . . . . . . . . . . .   38
        5.3  IN-SERVICE WITHDRAWALS  . . . . . . . . . . . . . . . .   41
        5.4  TIME FOR DISTRIBUTION . . . . . . . . . . . . . . . . .   43
        5.5  WITHHOLDING ON DISTRIBUTIONS  . . . . . . . . . . . . .   43
        5.6  ELIGIBLE ROLLOVER DISTRIBUTIONS; DIRECT ROLLOVER  . . .   43
        5.7  NONALIENATION . . . . . . . . . . . . . . . . . . . . .   44
        5.8  INCOMPETENCY  . . . . . . . . . . . . . . . . . . . . .   44

   Article VI.  Investments and Accounts . . . . . . . . . . . . . .   45
        6.1  FUNDS AND ACCOUNTS  . . . . . . . . . . . . . . . . . .   45
        6.2  ADJUSTMENTS TO REFLECT NET WORTH OF THE TRUST FUND  . .   48
        6.3  DISPOSITION OF MEMBERS' ACCOUNTS ESTABLISHED PRIOR TO
             JANUARY 1, 1983 . . . . . . . . . . . . . . . . . . . .   48







        6.4  VOTING AND TENDER OFFER DECISIONS . . . . . . . . . . .   48

   Article VII.  Administration and Trust  . . . . . . . . . . . . .   49
        7.1  APPOINTMENT RESIGNATION AND REPLACEMENT . . . . . . . .   49
        7.2  NOTICE TO THE TRUSTEE . . . . . . . . . . . . . . . . .   49
        7.3  RESPONSIBILITIES AND RIGHTS . . . . . . . . . . . . . .   49
        7.4  RULES OF PROCEDURE  . . . . . . . . . . . . . . . . . .   51
        7.5  STATUS  . . . . . . . . . . . . . . . . . . . . . . . .   51
        7.6  APPOINTMENT OF ADVISORS . . . . . . . . . . . . . . . .   51
        7.7  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   51
        7.8  EXPENSES  . . . . . . . . . . . . . . . . . . . . . . .   51
        7.9  APPEALS FROM DENIAL OF CLAIMS . . . . . . . . . . . . .   52
        7.10 TRUST . . . . . . . . . . . . . . . . . . . . . . . . .   52
        7.11 LITIGATION  . . . . . . . . . . . . . . . . . . . . . .   52
        7.12 MULTIPLE EMPLOYER PLAN  . . . . . . . . . . . . . . . .   53

   Article VIII.  Changes in the Plan  . . . . . . . . . . . . . . .   53
        8.1  AMENDMENT OR TERMINATION OF THE PLAN  . . . . . . . . .   53
        8.2  MERGER, CONSOLIDATION, OR TRANSFER  . . . . . . . . . .   53
        8.3  NONREVERSION  . . . . . . . . . . . . . . . . . . . . .   54

   Article IX.  Top-Heavy Provisions . . . . . . . . . . . . . . . .   54
        9.1  EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . .   54
        9.2  DETERMINATION OF TOP-HEAVY  . . . . . . . . . . . . . .   54
        9.3  CONTINGENT PROVISIONS . . . . . . . . . . . . . . . . .   55

   Article X.  ESOP  . . . . . . . . . . . . . . . . . . . . . . . .   55
        10.1 IN GENERAL  . . . . . . . . . . . . . . . . . . . . . .   55
        10.2 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .   56
        10.3 ESOP LOAN . . . . . . . . . . . . . . . . . . . . . . .   57
        10.4 REPAYMENT OF LOAN . . . . . . . . . . . . . . . . . . .   58
        10.5 RELEASE FROM SUSPENSE ACCOUNT AND ALLOCATION  . . . . .   59
        10.6 INVESTMENT OF ESOP ACCOUNT  . . . . . . . . . . . . . .   60
        10.7 ACQUISITION AND DISPOSITION OF EMPLOYER SECURITIES  . .   61
        10.8 VOTING AND TENDER OFFER DECISIONS . . . . . . . . . . .   61
        10.9 STOCK RIGHTS AND RESTRICTIONS . . . . . . . . . . . . .   61
        10.10 PUT OPTION ON COMPANY STOCK ACQUIRED WITH A LOAN . . .   62
        10.11 DIVERSIFICATION OF INVESTMENT  . . . . . . . . . . . .   64

   ARTICLE XI.  Merger of SII Plan . . . . . . . . . . . . . . . . .   65
        11.1 EFFECTIVE DATE OF MERGER  . . . . . . . . . . . . . . .   65
        11.2 ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . .   65
        11.3 INVESTMENT OF MERGED FUNDS  . . . . . . . . . . . . . .   65
        11.4 TRANSFER OF SII PLAN MONIES OF ACTIVE EMPLOYEES . . . .   65
        11.5 TRANSFER OF SII PLAN MONIES OF FORMER EMPLOYEES . . . .   65
        11.6 DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .   66
        11.7 LOANS . . . . . . . . . . . . . . . . . . . . . . . . .   66






                                     ii







                             ARVIN SAVINGS PLAN
                             -------------------
                    (Restated Effective January 1, 1997)


                            Article I.  Preamble
                            --------------------

        1.1 THE PLAN. Effective January 1, 1973, Arvin Industries, Inc., an Indiana corporation with principal offices located at Columbus, Indiana, adopted the Arvin Savings Plan for the benefit of its eligible employees.

        Effective January 1, 1976, Arvin Industries, Inc. amended and restated the Plan in its entirety as the Restated Arvin Savings Plan. The Company further amended the Plan in 1978 and 1979 pursuant to the Second, Third, and Fourth Amendments. Effective January 1, 1983, the Plan was further amended and restated as the Arvin Savings Plan (Second Restatement). Effective January 1, 1987, the Plan was further amended and restated to reflect the provisions of the Tax Reform Act of 1986 and the Technical and Miscellaneous Revenue Act of 1988 and to make additional revisions and clarifications.

        Generally effective as of October 1, 1992 and subsequently as of January 1, 1994, the Plan was amended and restated to incorporate prior amendments and to reflect the merger of the Maremont Corporation Thrift Plan (effective as of January 1, 1992), changes in the design of the Plan, and the provisions of final regulations of the Internal Revenue Service. Effective July 1, 1994, the portion of the Plan covering the employees of Space Industries International, Inc. and its affiliates was spun off into a separate plan.

        Effective January 1, 1997, the Plan is amended and restated to provide, in its entirety, as follows:

        1.2 PURPOSE. It is intended that this Plan, together with the Trust Agreement, meet all the requirements of the Employee Retirement Income Security Act of 1974 and section 401(k) of the Internal Revenue Code and the Plan shall be interpreted, wherever possible, to comply with the terms of the Act and section 401(k) and all formal regulations and rulings issued under such Act and section 401(k).

        1.3 APPLICABILITY OF THE PLAN. Except as otherwise provided in this Plan or as provided by statute or regulation, the provisions of this Plan are applicable to Employees who are credited with an Hour of Service on or after January 1, 1997. The rights and benefits, if any, of persons who terminated, retired, or died before that date shall be determined under prior statements of the Plan, except as provided elsewhere in this Plan or as provided by statute or regulation.

        1.4 RIGHTS AGAINST THE EMPLOYERS. Neither the establishment of the Plan, nor of the Trust, nor any modification thereof, nor any distributions shall be construed as giving to any Member or any person whomsoever any legal or equitable rights against the Administrative Committee, any Employer, or the officers, directors, or shareholders as such of any Employer, or as giving any Employee or Member the right to be retained in the employ of the Employers. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Employers shall have no liability or responsibility for benefit distributions other than to make contributions to the Trust Fund as herein provided.


                  Article II.  Definitions And Construction
                  -----------------------------------------

        2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided.

        (a) "Account" means a Member's Matching Contributions Account, Tax-Deferred Deposits Account, Taxed Deposits Account, VDEC Account, Arvin Equity Account, Rollover Deposits Account, and Choice Plan Credits Account, collectively or individually as the context indicates.

        (b) "Active Participant" means an Employee who is making Regular or Optional Deposits under the Plan.

        (c) "Administrative Committee" means the individuals serving under the Plan from time to time pursuant to appointment by the Chief Executive Officer of the Company in accordance with the provisions of the Plan, which Administrative Committee shall be responsible for the general administration of the Plan set forth in the provisions of the Plan on behalf of the Company and any Participating Subsidiaries.

        (d) "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle a Member to such benefit, whether or not payment is actually made on such day.

        (e)  "Arvin Equity Account" means the Account described in section 4.9.

        (f) "Arvin Salaried Plan" means the Arvin Retirement Plan for Salaried Employees.

        (g)  "Beneficiary" means the person specified under section
             5.2(c).

        (h) "Choice Plan Credit Deposits" means the unused credits contributed under section 4.2(d) pursuant to a Participant's election under the Choice Benefits Plan for Employees of Arvin Industries, Inc. - Plan A for the period before January 1, 1994.

        (i) "Choice Plan Credit Deposits Account" means that portion of a Member's Account which evidences the value of the Choice Plan Credit Deposits made by a Participant including the net worth of the Trust Fund attributable thereto.

        (j)  "Code" means the Internal Revenue Code of 1986, as amended.

        (k)  "Company" means Arvin Industries, Inc. and Roll Coater, Inc.

        (1)  "Compensation" means--

             (1) amounts actually paid during the Plan Year which are the Participant's wages, salary, fees for personal services actually rendered in the course of reemployment with the Employer or a Subsidiary, including amounts described in Treasury regulation 1.415-2(d)(1) but excluding contributions to a plan of deferred compensation to the extent they are not includible in the Participant's gross income for the taxable year in which contributed, and other amounts which receive special tax benefits such as premiums for group-term life insurance (to the extent not includible in gross income), and

             (2) if elected by the Employer, amounts contributed by the Employer pursuant to a pay reduction agreement pursuant to Code section 125 or 402(a)(8).

             (3) Effective January 1, 1989 and before January 1, 1994, no more than $200,000 of Compensation or Pay shall be taken into account under this Plan for each Plan Year (as adjusted by the Secretary of the Treasury under Code section 415(d)). In addition to other applicable limitations set forth in this Plan and notwithstanding any other provision of this Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under this Plan in any Plan Year shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is one hundred and fifty thousand dollars ($150,000), as adjusted by the Commissioner for increases in the cost of living in accordance with
                  Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a Plan Year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.

             (4) The Employer may elect an alternative method of determining Compensation pursuant to regulations issued by the Internal Revenue Service.

             (5) For purposes of Section 4.7, Compensation shall include in any Plan Year beginning after December 31, 1997 amounts not included in income by reason of Code sections 125 and 401(k).

        (m) "Disability" means a physical or mental incapacity of a Member resulting from personal injury or sickness which causes him to be absent from employment with the Employer because he is unable to perform his assigned duties, as determined by the Administrative Committee after requiring any medical examinations by a physician employed by the Administrative Committee, or reviewing any medical evidence, which the Administrative Committee considers necessary.

        (n) "Eligible Employee" means an Employee who satisfies the eligibility requirements of section 3.1(a).

        (o) "Employee" means (1) a common-law employee of an Employer or a Subsidiary or (2) a Leased Employee of an Employer or a Subsidiary to the extent required by Code section 414(n).

        (p) "Employer" means the Company or an organization which participates in the Plan pursuant to section 3.3.

        (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        (r) "Five-Percent Owner" means a "5-percent owner" within the meaning of Code section 416(i)(1)(B).

        (s) "Fund" means the Funds described in section 6.1, collectively or individually as the context indicates.

        (t)  "Fund A" means that portion of the Trust Fund described in section 6.1(b) which is comprised of investment funds to which a Member may direct contributions.

        (u) "Fund B" means that portion of the Trust Fund which is not held under Fund A.

        (v) "Highly Compensated Employee" means for each Plan Year beginning on or after January 1, 1997 and shall include any Employee described in Section 414(q) of the Code who:

             (1) is a five percent (5%) or more owner (as then defined in Section 416(i)(1) of the Code) of an Employer or Subsidiary at any time during that Plan Year or the immediately preceding Plan Year; or

             (2) received more than eighty thousand dollars ($80,000), as automatically adjusted pursuant to sections 414(q)(1) and 415(d) of the Code without the necessity of any amendment to the Plan, of Compensation from the Employers and Subsidiaries in the immediately preceding Plan Year and was in the Top Paid Group for that immediately preceding Plan Year.

             For purposes of determining whether an Employee is a Highly Compensated Employee and notwithstanding anything else contained in this Section, the following rules shall apply:

             (3) A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee in the Plan Year during which his employment with the Employer and Subsidiaries terminated or in any Plan Year during which occurs or commencing after his fifty-fifth (55th) birthday.

             (4)  An Employee shall only be deemed to be a Highly
                  Compensated Employee to the extent then required by the Code.

        (w) "Hours of Service" means the hours for which an Employee shall receive credit for purposes of the Plan, as follows:

             (1) For each hour for which he is directly or indirectly paid, or entitled to payment, by the Company or Subsidiary for the performance of duties during the applicable computation period, he shall be credited with one hour. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed and shall include hours for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or Subsidiary, with no duplication of credit for hours.

             (2)  For each hour, in addition to the hours in paragraph
                  (1) above, for which he is directly or indirectly paid, or entitled to payment, by the Company or Subsidiary, for reasons other than for the performance of duties during the applicable computation period, he shall be credited with one hour. These hours shall be counted in the computation period in which either payment is actually made or amounts payable to the Employee come due.

             (3) For each week during which an Employee is absent from work because of occupational injury or disease incurred in the course of his employment by the Company or Subsidiary, provided he would otherwise have been scheduled to work, he shall be credited, at the rate of 40 hours for each such week; provided, however, that no such credit shall be given for hours for a number of weeks in excess of the number of weeks for which he actually receives Workmen's Compensation or Occupational Disease benefits plus the one-week statutory waiting period if it is incurred.

             (4) For the period or periods of service in the Armed Forces of the United States for which the Company or Subsidiary, at the time the Employee is reemployed by the Company or Subsidiary, is required by law to give an employee credit for seniority and status purposes, he shall be credited at the rate of 170 hours for each 36 days of such military leave. If the Employee fails to return to the Company's or Subsidiary's employ under circumstances which entitle him as a matter of law to reemployment with full accumulated rights he shall not receive credit for Hours of Service for such military leave.

             (5) For the period or periods of continuous absence from work because of layoff or leave of absence for which the Employee was not compensated by the Company or Subsidiary, he shall be credited at the rate of 40 hours for each such week, but the amount of each such absence prior to the Effective Date in excess of three months shall not be counted, and the amount of each such absence on and after the Effective Date in excess of two months shall not be counted.

                  There shall be no duplication of Hours of Service under paragraphs (1) through (5) above.

                  When no time records are available, the Employee shall be given credit for Hours of Service based upon the number of normally scheduled work hours for each week he is on the Company's or Subsidiary's payroll, as determined in accordance with reasonable standards and policies from time to time adopted by the

                  Administrative Committee under the Act prescribed by the Secretary of Labor.

        (x) "Leased Employee" means a person who is not a common law employee of an Employer or a Subsidiary but who provides services to an Employer or a Subsidiary (recipient organization) and-

             (1) such services are provided pursuant to an agreement (written or oral) between the recipient organization and any other person ("leasing organization"),

             (2) such person has performed such services for the recipient organization on a substantially full-time basis for a period of at least one year, and

             (3) such services are performed under the primary direction or control of the recipient organization by Employees.

             A person shall not be deemed a Leased Employee if such person is covered by a plan maintained by a leasing organization if, with respect to such person, such plan is a money purchase plan with a nonintegrated employer contribution rate of at least 10 percent, and provides for immediate participation and for full and immediate vesting. The preceding sentence shall not be applicable if Leased Employees constitute more than 20 percent of the recipient organization's nonhighly compensated work force (as defined in Code section 414(n)(5)).

        (y) "Matching Contributions Account" means that portion of the Member's Account which evidences the value of the Matching Contributions which have been credited to a Member's Account under the Plan and including the net worth of the Trust Fund attributable thereto.

        (z) "Matching Contributions" means the contributions described in section 4.3.

        (aa) "Member" means a person with an amount credited to his Account.

        (bb) "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

        (cc) "Normal Retirement Age" means an Employee's sixty-fifth birthday.

        (dd) "Optional Deposits" means the unmatched contributions described in section 4.2.

        (ee) "Pay" means the total amount of an Employee's salary, commissions, bonuses, and overtime from the Employer for services rendered to the Employer during the applicable Plan Year, but does not include reimbursed and unreimbursed expenses and extraordinary nonrecurring income, nor does it include compensation earned prior to a merger or consolidation with the Company or a Subsidiary by a person who becomes an Employee because of such merger or consolidation.

        (ff) "Plan" means the Arvin Savings Plan.

        (gg) "Plan Year" means the calendar year.

        (hh) "Prior Year's Non-Highly Compensated Employee" means, with respect to any Plan Year beginning on or after January 1,1997, each individual who was in the immediately preceding Plan Year:

             (1)  an Employee eligible to participate in this Plan; and

             (2) not a Highly Compensated Employee, as determined in accordance with the definition of "Highly Compensated Employee" in effect with respect to such immediately preceding Plan Year.

             An individual may be a Prior Year's Non-Highly Compensated Employee even though he is not an Employee or Participant in the current Plan Year or even though he would be treated as a Highly Compensated Employee based on the individual's circumstances and the definition of "Highly Compensated Employee" in the current Plan Year.

        (ii) "Regular Deposits" means the matched contributions described in 4.1.

        (jj) "Required Beginning Date" means the date described in section 5.1(a)(3).

        (kk) "Retirement Age" means a Participant's sixtieth birthday, or if earlier, the age at which early retirement is permitted under the Arvin Salaried Plan as in effect from time to time.

        (ll) "Rollover Deposits" means the contributions made pursuant to section 4.2(c).

        (mm) "Rollover Deposits Account" means that portion of a Member's Account which evidences the value of the Rollover Deposits made by a Participant including the net worth of the Trust Fund attributable thereto.

        (nn) "Subsidiary" means-

             (1) a corporation which is a member of the same controlled group of corporations as an Employer as determined under Code sections 414(b) and section 1563(a), but determined without regard to section 1563(a)(4) and
                  (e)(3)(C);

             (2) a trade or business (whether or not incorporated) which is under common control with an Employer as determined under Code section 414(c); and

             (3)  to the extent required by law-

                  (A) an organization which is a member of the same affiliated service group as an Employer as determined under Code section 414(m), and

                  (B) an organization which is required to be treated as a Subsidiary pursuant to Code section 414(o).

                  For the purposes of section 4.7 (relating to limitation on annual additions), paragraph (1) shall be applied by replacing the phrase "at least 80 percent" in Code section 1563(a)(1) with the phrase "more than 50 percent" each place it appears.
                  Except as otherwise provided, provisions of the Plan shall be applied separately with respect to each group of Employers and Subsidiaries which are related within the meaning of paragraphs (1), (2), and (3).

        (oo) "Tax-Deferred Deposits" means the Regular or Optional Deposits that are made on a before-tax basis pursuant to section 4.1 or section 4.2.

        (pp) "Tax-Deferred Deposits Account" means that portion of the Member's Account which evidences the value of the Tax-Deferred Deposits made by the Employer for the Member under the Plan including the net worth of the Trust Fund attributable thereto. Tax-Deferred Deposits shall comply with Code section 401(k).

        (qq) "Taxed Deposits" means the Regular or Optional Deposits that are made on an after-tax basis pursuant to section 4.1 or section 4.2.

        (rr) "Taxed Deposits Account" means that portion of the Member's Account which evidences the value of a Participant's Taxed Deposits under the Plan including the net worth of the Trust Fund attributable thereto.

        (ss) "Termination of Service" means the termination of an Employee's employment, with all Employers and all Subsidiaries, as determined in accordance with the Company's personnel practices as set forth by the Administrative Committee. A transfer of employment from one Employer to another Employer or Subsidiary, shall not constitute a Termination of Service for purposes of this Plan. A sale of a subsidiary or a trade or business of an Employer shall not constitute a Termination of Service except where expressly stated.

        (tt) "Top Paid Group" means in a Plan Year the Employees who are in the top twenty percent (20%) of the Employees of the Employers and Subsidiaries in terms of Compensation for such Plan Year; PROVIDED, HOWEVER, that for purposes of determining the number of Employees to be included in the Top Paid Group, the following Employees shall be excluded to the extent permitted by section 414(q)(4) of the Code:

             (1) Employees who have not completed six (6) months of service;

             (2) Employees who normally work less than seventeen and one-half (17 1/2) hours per week or less than six (6) months during a Plan Year

             (3)  Employees who have not attained age twenty-one (21);

             (4) except as provided by regulations promulgated under the Code, Employees who are covered by a collectively bargained agreement; and

             (5) Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employers and Subsidiaries which constitutes income from sources in the United States (within the meaning of section 861(a)(3) of the Code).

        (uu) "Trust" means the agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

        (vv) "Trustee" means the corporate trustee selected by the Company to hold and administer the Trust Fund, or any successor thereto or co-Trustee selected by the Administrative Committee.

        (ww) "Trust Fund" means the assets held under the Trust Agreement by the Trustee.

        (xx) "Valuation Date" means each business day.

        (yy) "VDEC Account" means that portion of a Member's Account which evidences the value of the voluntary deductible employee contributions described in section 4.10 including the net worth of the Trust Fund attributable thereto.

        2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.

        2.3 APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the State of Indiana shall be the controlling law in all matters relating to the Plan.

        2.4 SEVERABILITY. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

        2.5 HEADINGS. The headings of this Plan are inserted for convenience or reference only and are not to be considered in the construction or the interpretation of the Plan.


                 Article III.  Eligibility And Participation
                --------------------------------------------


        3.1  ELIGIBILITY AND DATE OF PARTICIPATION.

        (a)  ELIGIBILITY.  An Employee shall be an Eligible Employee if--

             (1)  he is employed by an Employer,

             (2)  he is compensated on a salaried basis,

             (3) he is employed by a specified division of the Employer if so required pursuant to Appendix A,

             (4)  he is not a Leased Employee, and

             (5) for the period through September 30, 1999, he is not employed by Roll Coater, Inc. at its Hawesville, Kentucky location.

        (b) ENROLLMENT AND PARTICIPATION. An Eligible Employee may enroll in the Plan as of the first day of any payroll period coincident with or following the date he became an Eligible Employee, provided he has timely filed the appropriate forms with the Employer and agreed to make Regular or Optional Deposits through payroll deductions. Upon enrollment, the Eligible Employee shall become an Active Participant in the Plan.

        3.2 DURATION OF PARTICIPATION. A person shall cease to be an Active Participant when he ceases to be an Eligible Employee or he discontinues his agreement to make payroll deductions. A person shall continue to be a Member in the Plan so long as he has amounts credited to his Account under the Plan.

        3.3 ADOPTION BY EMPLOYERS. A business organization desires to become an Employer as described in section 2.1 hereof, may elect to become a party to the Plan by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified in such adoption-

        (a) by filing with the Administrative Committee a certified copy of a resolution of its Board of Directors to that effect, and such other instruments as the Committee may require; and

        (b) by the Administrative Committee's filing with the Trustee a copy of such resolution, together with a certified copy of resolutions of the Administrative Committee approving such adoption.

   Employers which are participating in the Plan shall be listed in Appendix A of the Plan which shall be compiled by, and may be modified by, the Administrative Committee.


                         Article IV.  Contributions
                         --------------------------

        4.1  REGULAR DEPOSITS.

        (a) IN GENERAL. An Active Participant may elect to deposit under the Plan by payroll deduction 1 percent of his Pay on each pay day or any greater whole percentage not in excess of 6 percent.

             The Regular Deposits for the Active Participant shall be deducted from his Pay each pay day. Regular Deposits for each Active Participant shall be paid over to the Trustee for deposit in Fund A of the Trust Fund as soon as administratively practicable but not later than the end of the month following the month in which the deduction from the Active Participant's Pay was made. An Active Participant may elect to have his Regular Deposits credited as a Tax-Deferred Deposit or a Taxed Deposit. Crediting of Regular Deposits shall be made at such times as the Administrative Committee shall deem advisable or necessary; provided, however, as of each Valuation Date a Member's Employee Taxed and Tax-Deferred Deposits Accounts shall reflect all Regular Deposits theretofore deducted from his Pay.

        (b)  CHANGES IN DEDUCTIONS.

             (1) An Active Participant may adjust or stop his Regular Deposits effective as of the first day of the payroll period that begins after the Participant has notified the Administrative Committee in the manner and within the time prescribed by the Administrative Committee.

             (2) An Active Participant shall have his Regular Deposits completely discontinued as of the date he ceases to be an Eligible Employee.

        4.2  OTHER EMPLOYEE DEPOSITS.

        (a)  OPTIONAL DEPOSITS.

             (1) An Active Participant who is making Regular Deposits equal to 6 percent of his Pay may elect to deposit under the Plan each pay day by payroll deduction 1 percent of his Pay on each pay day or any greater whole percentage not in excess of 10 percent of his Pay. Optional Deposits for each Participant shall be paid over to the Trustee for deposit in Fund A of the Trust Fund as soon as administratively practicable but not later than the end of the month following the month in which the deduction from the Active Participant's pay was made. Subject to rules established by the Administrative Committee from time to time and applicable antidiscrimination tests, an Active Participant may elect to have his Optional Deposits contributed as a Tax-Deferred Deposit or a Taxed Deposit or a combination of the two. Optional Deposits shall be credited to an Active Participant's Accounts in the Plan at such times as the Administrative Committee shall deem advisable or necessary; provided, however, as of each Valuation Date, a Member's accounts shall reflect all Optional Deposits theretofore deducted from his Pay.

             (2) An Active Participant may elect to make additional Optional Deposits under the Plan once each calendar year by a single Taxed Deposit to the Trustee, in accordance with uniform rules adopted therefor by the Administrative Committee, so that the aggregate Optional Deposits under this section 4.2 do not exceed 10 percent of his aggregate Pay after the date he became an Active Participant.

        (b)  CHANGE IN OPTIONAL CONTRIBUTIONS.

             (1) An Active Participant may adjust or stop his Optional Deposits effective as of the first day of the payroll period that begins after the Participant has notified the Administrative Committee in the manner and within the time prescribed by the Administrative Committee.

             (2) An Active Participant shall have his Optional Deposits completely discontinued as of the date he ceases to be an Eligible Employee.

        (c) ROLLOVER DEPOSIT. A Participant may make a Rollover Deposit of--

             (1) a distribution after December 31, 1992, which is an eligible rollover distribution within the meaning of Code section 402 or 403 (a) or an amount distributed from an individual retirement plan described in Code section 408(d)(3)(A)(ii), or

             (2) an amount directly transferred after December 31, 1992 from another qualified plan pursuant to the Participant's election under the provisions of Code section 401(a)(31).

             A Rollover Deposit shall be credited to the Rollover
             Deposits Account. The Administrative Committee may adopt rules concerning such deposits as it deems advisable.

        (d) CHOICE PLAN CREDIT DEPOSITS. For the period before January 1, 1994 and pursuant to the Choice Benefits Plan for Employees of Arvin Industries, Inc. - Plan A, a Participant may elect to contribute unused credits to this Plan. Such Choice Plan Credit Deposits shall be credited to the Choice Plan Credit Deposits Account and invested in Fund B, provided that such Deposits shall not be allocated to the extent necessary to satisfy the requirements of Code section 401(a)(4). Amounts that may not be allocated shall be used to reduce Matching Contributions.

        The Administrative Committee may adopt rules concerning such deposits as it deems advisable.

        4.3  MATCHING CONTRIBUTIONS.

        (a)  REGULAR MATCH.

             (1) The Employer shall make a Matching Contribution on behalf of a Participant

                  (A) who is an Employee of the Employer or a Subsidiary on the last day of the calendar quarter,

                  (B) who Terminates Service during the calendar quarter after the attainment of the Retirement Age or on account of a Disability, or

                  (C)  who died during the calendar quarter.

             (2) Except as the Company shall determine, the amount of the Matching Contribution shall be equal to the following percentages of the Participant's Regular Deposits (Taxed or Tax-Deferred) based on the Participant's rate of the Regular Deposits.

                  Regular Deposit Rate          Matching Contributions
                  --------------------          ----------------------
                  First 2%                                100%
                  Second 1% or 2%                          65%
                  Third 1% or 2%                           30%

             (3) Payment of the regular Matching Contribution for each calendar quarter shall be paid to the Trustee for deposit in Fund B of the Trust Fund at such time as may be convenient to the Employer, but in no event later than 30 days after the last day of that calendar quarter; provided, however, that effective on and after January 1, 1994 the Matching Contributions made on behalf of any Participant who is employed by Space Industries International, Inc. or any of its subsidiaries were deposited in Fund A. The Employer may make advance payment of its expected Matching Contribution for any calendar quarter.

        (b)  PERFORMANCE-RELATED CONTRIBUTION.

             (1) For the period before January 1, 1995, if a performance target was met, an Employer could, at its discretion, make an additional Matching Contribution on behalf of a Participant--

                  (A) who is an Employee of the Employer or a Subsidiary on the last day of the Plan Year,

                  (B) who Terminates Service during the Plan Year after the attainment of the Retirement Age or on account of a Disability, or

                  (C)  who died during the Plan.

             (2) The amount of the additional Matching Contribution was equal to-

                  (A) 5 or 10 percent of the Participant's Regular Deposits made during the Plan Year if the performance targets for the division employing the Participant have been satisfied for the calendar year, and

                  (B) an additional 5 or 10 percent of the Participant's Regular Deposits made during the Plan Year if the Company performance targets have been satisfied for the calendar year.

             (3) Payment of the performance-related Matching Contribution for the Plan Year was paid to the Trustee for deposit in Fund B or, in the case of Participants employed by Space Industries International, Inc. or its subsidiaries, in Fund A of the Trust Fund at such time as may be convenient to the Contributing Employer, but not later than the due date for the Employer's tax return (including extensions).

        (c) FORM OF MATCHING CONTRIBUTIONS. Matching Contributions to the Trust under the Plan shall be made either in Common Shares, par value $2.50 per share, of the Company ("Shares"), or in cash, as the Company, in its sole discretion, shall determine; provided, however, that the Matching Contributions made by Space Industries International, Inc. and its subsidiaries were made in cash. In the event that Matching Contributions shall comprise Shares, then for purposes of determining the amount to be contributed pursuant to this Article IV, the fair market value of the Shares shall be an amount equal to the average of the high and low prices as compiled by the Consolidated Tape Association of the New York Stock Exchange for the most recent trading day preceding the day on which the Matching Contribution is made.

        4.4  SECTION 402 LIMIT ON PAY REDUCTION CONTRIBUTIONS.

        (a) IN GENERAL. Notwithstanding section 4.1 or 4.2, an Employer may not make Tax-Deferred Deposits for any calendar year on behalf of a Participant in excess of $9,500 (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit shall be applied by aggregating all plans and arrangements maintained by the Employer and Subsidiaries that provide for elective deferrals as defined in Code section 402(g).

        (b) CORRECTION OF EXCESS. Amounts in excess of the limitation of subsection (a) (adjusted for gains and losses as provided by regulations) shall be paid to the Member not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises. The amount to be distributed shall be reduced by any amounts previously distributed to the Member under section 4.7 (relating to limitation on annual additions) with respect to the Plan Year which begins with or within the taxable year in which the excess arose. Matching Contributions related to amounts which are repaid to a Member shall be forfeited and used as a Matching Employer Contribution in the Plan Year in which the repayment is made.

             Tax-Deferred Deposits which are repaid under this section shall not be treated as Annual Additions for the purpose of section 4.7. Tax-Deferred Deposits which are repaid under this section shall be taken into account for the purpose of section 4.5 if they are repaid to a Highly Compensated
             Employee.

        4.5  SECTION 401(K) LIMIT ON TAX-DEFERRED DEPOSITS.

        (a) IN GENERAL. For Plan Years beginning on or after January 1, 1997 and unless the Administrative Committee properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ADP Method (as defined in Subsection (b) of this Section) instead, if after making the adjustments required by Section
             4.4 the average of the Actual Deferral Percentages for the group of Highly Compensated Employees who are eligible to be Participants in a Plan Year would be more than the greater of

             (1) the average of the immediately preceding Plan Year's Actual Deferral Percentages of all Prior Year's Non-Highly Compensated Employees multiplied by one and one-fourth (1-1/4th), or

             (2)  the lesser of:

                  (A) two percent (2%) plus the immediately preceding Plan Year's Actual Deferral Percentage of all Prior Year's Non-Highly Compensated Employees, or

                  (B) the immediately preceding Plan Year's Actual Deferral Percentage of all Prior Year's Non-Highly Compensated Employees multiplied by two (2),

             the Tax-Deferred Deposits of the Highly Compensated
             Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of Subsection (1) or (2) above.

             Reduction of Tax-Deferred Deposits shall be accomplished first by determining the maximum deferral for the group of Highly Compensated Employees permitted by Subsection (1) or
             (2) above and then reducing the Tax-Deferred Deposits of the

             Highly Compensated Employees with the highest Actual Deferral Percentages to lower percentages in one-tenth percent (0.1%) increments until the limitations in this Section are not exceeded; PROVIDED, HOWEVER, that a lesser than one-tenth percent (0.1%) reduction shall be made if such lesser reduction causes the limitations in this Section not to be exceeded.

             For Plan Years beginning on or after January 1, 1997, correction of excess Tax-Deferred Deposits shall be accomplished as follows. First, the Administrative Committee shall calculate the total dollar amount of the Tax-Deferred Deposits of Highly Compensated Employees that would otherwise be reduced as the result of the reduction of the Tax-Deferred Deposit on the basis of percentages(the "Total Excess Contributions") without attributing any such dollar reduction to a particular Highly Compensated Employee. The Tax-Deferred Deposits of the Highly Compensated Employee with the highest dollar amount of Tax-Deferred Deposits shall then be reduced by the amount required to cause that Highly Compensated Employee's Tax-Deferred Deposits to equal the dollar amount of the Tax-Deferred Deposits of the Highly Compensated Employee with the next highest dollar amount of Tax-Deferred Deposits. If the total amount of the reductions of Tax-Deferred Deposits in the preceding sentence is less than the Total Excess Contributions, the process in the preceding sentence shall be repeated. In no event shall the reductions required under the preceding two sentences exceed the Total Excess Contributions. The amount by which each Highly Compensated Employee's Tax-Deferred Deposit is reduced, plus any income allocated to such reduced Tax-Deferred Deposit and attributable to the Plan Year to which such reduction relates, shall be returned to that Participant no later than the end of the Plan Year immediately following the Plan Year for which the excess Tax-Deferred Deposits were made.

             Except as otherwise provided below, the remainder of this Subsection (a) of this Section shall apply to Plan Years beginning both before and on or after January 1, 1997. The amount of excess Tax-Deferred Deposits to be refunded shall be reduced by any excess Tax-Deferred Deposits previously refunded with respect to that Plan Year. The refund of excess Tax-Deferred Deposits shall in all cases include the income allocable thereto. The income allocable to excess Tax-Deferred Deposits shall include only income for the Plan Year for which the excess Tax-Deferred Deposits were made.

             Any Matching Contributions attributable to excess Tax-Deferred Deposits shall be treated as a mistaken contribution, shall be credited to and held in a suspense account and shall be applied to reduce the amount of

             Matching Contributions otherwise required of the Employer for the next following Plan Year(s) until exhausted. The income attributable to excess Matching Contributions shall include only income for the Plan Year for which the Matching Contributions were made.

             Tax-Deferred Deposits shall be taken into account in determining an Employee's Actual Deferral Percentage for a Plan Year only if they relate to Compensation that either would have been received by the Employee in that Plan Year (but for his election to make Tax-Deferred Deposits) or are attributable to services performed by the Employee in that Plan Year and would have been received by the Employee within two and one-half (2 1/2) months after the close of that Plan Year (but for his election to make Tax-Deferred Deposits).

             Tax-Deferred Deposits shall be taken into account in determining an Employee's Actual Deferral Percentage for a Plan Year only if they are allocated to the Employee as of a date within that Plan Year. For this purpose, Tax-Deferred Deposits shall be considered allocated as of a date within a Plan Year only if the allocation is not contingent on participation or performance of services after that date and the Tax-Deferred Deposits are actually paid to the Trust Fund no later than twelve (12) months after the Plan Year to which the Tax-Deferred Deposits relate.

             To the extent permitted by the Code, the Committee shall have the authority to apply this Section by aggregating this Plan with any other tax-qualified retirement plan sponsored and maintained by the Employers and Subsidiaries.

             For Plan Years beginning on or after January 1, 1997, to the extent this Plan satisfies the minimum coverage requirements of Section 410(b) of the Code separately with respect to those Employees who are less than twenty-one (21) years of age or who have less than one (1) year of service, the Administrative Committee may elect to apply this Section 4.5 by excluding from consideration those Employees (other than Highly Compensated Employees) who have not yet reached age twenty-one (21) or who have less than one (1) year of service by July 1 of the Plan Year in question. Any election by the Administrative Committee under the preceding sentence shall be made in accordance with the Code and any applicable rulings promulgated by the Internal Revenue Service.

             This section shall be applied separately with respect to those Tax-Deferred Deposits which are treated as a separate plan pursuant to the mandatory disaggregation rules of the Internal Revenue Service.

        (b)  DEFINITIONS.

             (1) ACTUAL DEFERRAL PERCENTAGE. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios
                  (calculated separately for each Employee in such group) of--

                  (A) the amount of the Tax-Deferred Deposits actually paid over to the Trust on behalf of each such Employee for such Plan Year, to

                  (B)  the Employee's Compensation for such Plan Year.

                  Such ratios and the Actual Deferral Percentage shall be calculated to the nearest one-hundredth of 1 percent of an Eligible Employee's Compensation.

             (2) CURRENT YEAR ADP METHOD. The term Current Year ADP Method shall mean, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Employees, based on the Tax-Deferred Deposits of and the Compensation earned by each such Employee during the Plan Year to which such calculation relates.

             (3) PRIOR YEAR ADP METHOD. The term Prior year ADP Method shall mean, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Prior Year's Non-Highly Compensated Employees, based on the Tax-Deferred Deposits of and the Compensation earned by each Prior Year's Non-Highly Compensated Employees during the immediately preceding Plan Year.

        (c) MISCELLANEOUS. To the extent allowed by Treasury regulations, the Company may elect to calculate the Actual Deferral Percentages by taking into account Matching Contributions. If this Plan is combined with another plan which contains a cash or deferred arrangement within the meaning of Code section 401(k) for the purposes of Code section 401(a)(4) or 410(b), the elective contributions under both plans shall be combined for the purposes of this subsection.

             If a Highly Compensated Employee is a participant in two or more plans maintained by an Employer and its Subsidiaries containing a cash or deferred arrangement within the meaning of Code section 401(k), for purposes of determining the deferral percentage with respect to such Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement.

        (d) REDUCTIONS DURING PLAN YEAR. If the Company determines prior to the end of a Plan Year that the limitation of subsection (a) might not be satisfied, the Company may reduce the future Tax-Deferred Deposits of the Highly Compensated Employees (and the amount of the Pay reductions) in order to comply with these Code requirements.

        (e) ADDITIONAL CONTRIBUTION. If the Company determines that the limitation of subsection (a) has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees to satisfy the limitation of subsection (a) Such contribution shall be fully and immediately nonforfeitable and may not be withdrawn pursuant to section 5.3 (relating to inservice withdrawals).

        4.6  SECTION 401(M) LIMIT ON TAXED DEPOSITS AND MATCHING
             EMPLOYER CONTRIBUTIONS.

        (a) IN GENERAL. For Plan Years beginning on or after January 1, 1997 and unless the Administrative Committee properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ACP Method (as defined in Subsection (b) of this Section) instead, if after making the adjustments required by Section
             4.5 the Actual Contribution Percentages for the group of Highly Compensated Employees in a Plan Year would be more than the greater of:

             (1) the product of 1.25 and the preceding Plan Year's Actual Contribution Percentage for the Prior Year's Non-Highly Compensated Employees who are Eligible Employees, or

             (2)  the lesser of-

                  (A) the product of two and the preceding Plan Year's Actual Contribution Percentage for the Prior Year's Non-Highly Compensated Employees who are Eligible Employees, or

                  (B) the preceding Plan Year's Actual Contribution Percentage for the Prior Year's Non-Highly
                       Compensated Employees who are Eligible Employees plus two percentage points,

                  the Matching Contributions of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Contribution Percentage for the group of Highly Compensated Employees is not more than the greater of Subsection (1) or (2) above. If this Plan is combined with another plan for the purposes of Code section 410(b), both plans shall be combined for the purposes of this subsection.

                  This section shall be applied separately with respect to Taxed Deposits and Matching Contributions which are treated as a separate plan pursuant to the mandatory disaggregation rules of the Internal Revenue Service.

             Reduction of excess Matching Contributions shall be accomplished first by determining the maximum average percentage for the group of Highly Compensated Employees permitted by Subsection (1) or (2) above and then reducing the Matching Contributions of the Highly Compensated Employees with the highest Actual Contribution Percentage so that their Actual Contribution Percentage is reduced by one-tenth of one percent (0.1%). If after making the above reduction the limitations are still exceeded, the Actual Contribution Percentages of the Highly Compensated Employees shall be further reduced in one-tenth of one percent (0.1%) increments until the limitations are not exceeded. If a lesser than one-tenth percent (0.1%) reduction would cause the limitations of this Section not to be exceeded, such lesser reduction shall be made.

             For Plan Years beginning on or after January 1, 1997, the amount of excess Matching Contributions to be corrected with respect to a Highly Compensated Employee shall be determined as follows. First, the Administrative Committee shall calculate the total dollar amount of the Matching Contributions of Highly Compensated Employees that would otherwise be reduced as the result of the reduction of Actual Contribution Percentages in accordance with this Section (the "Total Excess Aggregate Contributions") without attributing any such dollar reduction to a particular Highly Compensated Employee. The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions shall then be reduced by the amount required to cause that Highly Compensated Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. If the total amount of the reductions of Matching Contributions in the preceding sentence is less than the Total Excess Aggregate Contributions, the process in the preceding sentence shall be repeated. In no event shall the reductions required under the preceding two sentences exceed the Total Excess Aggregate Contributions.

             For Plan Years beginning both before and on or after January 1, 1997, any Matching Contributions which may not be allocated to the Matching Contribution Account of a

             Participant because of limitations imposed by this Section plus any earnings (or, if applicable, less any losses) allocated to such amounts shall be credited to and held in a suspense account and shall be applied to reduce the amount of Matching Contributions otherwise required of the Company for the next following Plan Year(s) until exhausted. The income attributable to excess Matching Contributions shall include only income for the Plan Year for which the Matching Contributions were made.

             After application of Section 4.5 and Subsection (a) of this Section, if the average of the Actual Contribution Percentages for the group of Highly Compensated Employees who are eligible to participate in the Plan exceeds the limits prescribed by Subsection (1) above and the Actual Deferral Percentage for the group of Highly Compensated Employees who are eligible to participate in the Plan exceeds the limits prescribed by Section 4.5(a)(1) then the following "Multiple Use Test" shall apply under which the sum of:

             (3) the average of the Actual Contribution Percentages in such Plan Year for the group of Highly Compensated Employees who are eligible to participate in the Plan, and

             (4) the Actual Deferral Percentage in such Plan Year for the group of Highly Compensated Employees who are eligible to participate in the Plan;

             shall not exceed the greater of:

             (5)  the sum of:

                  (A) one hundred and twenty-five percent (125%) of the greater of

                       (i)  the average of the Actual Contribution
                            Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or


                       (ii) the Actual Deferral Percentage for such Plan
                            Year determined under the Current Year ADP
                            Method or for the immediately preceding Plan
                            Year determined under the Prior Year ADP
                            Method, whichever is being used for such Plan
                            Year,
                       plus

                  (B)  the sum of two percent (2%) and the lesser of:

                       (i)  the average of the Actual Contribution
                            Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                       (ii) the Actual Deferral Percentage for such Plan
                            Year determined under the Current Year ADP
                            Method or for the immediately preceding Plan
                            Year determined under the Prior Year ADP
                            Method, whichever is being used for such Plan
                            Year,

                       PROVIDED, HOWEVER, that the amount determined under this Subsection (5),(B) may not exceed two hundred percent (200%) of the lesser of(i) or (ii) of this Subsection (5),(B);

                  or

             (6)  the sum of:

                  (A) one hundred and twenty-five percent (125%) of the lesser of:

                       (i)  the average of the Actual Contribution
                            Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                       (ii) the Actual Deferral Percentage for such Plan
                            Year determined under the Current Year ADP
                            Method or for the immediately preceding Plan
                            Year determined under the Prior Year ADP
                            Method, whichever is being used for such Plan
                            Year,

                       plus

                  (B)  the sum of two percent (2%) and the greater of

                       (i)  the average of the Actual Contribution
                            Percentages for such Plan Year determined under the Current Year ACP Method or for the immediately preceding Plan Year determined under the Prior Year ACP Method, whichever is being used for such Plan Year, or

                       (ii) the Actual Deferral Percentage for such Plan
                            Year determined under the Current Year ADP
                            Method or for the immediately preceding Plan
                            Year determined under the Prior Year ADP
                            Method, whichever is being used for such Plan
                            Year,

                       PROVIDED, HOWEVER, that the amount determined under this Subsection (6),(B) may not exceed two hundred percent (200%) of the greater of(i) or
                       (ii) of this Subsection (6),(B).

             For Plan Years beginning on or after January 1, 1997, if there has been a corrective distribution of excess Tax-Deferred Deposits for a Plan Year, then, in applying the Multiple Use Test for that Plan Year, the average Actual Deferral Percentage for the Highly Compensated Employees shall equal the maximum amount permitted under Section 4.5. For Plan Years beginning on or after January 1, 1997, if there has been a corrective distribution of excess Matching Contributions for a Plan Year, then, in applying the Multiple Use Test for that Plan Year, the average Actual Contribution Percentage for the Highly Compensated Employees shall equal the maximum amount permitted under Section 4.6(a) and (b).

             If the limits prescribed by the Multiple Use Test are exceeded, the Administrative Committee, in its sole discretion, may elect either to reduce the Matching Contributions or the Tax-Deferred Deposits of the Highly Compensated Employees, or a combination thereof, to the extent necessary so that the limits are not exceeded in the same manner as such Matching Contributions or Tax-Deferred Deposits are reduced under Section 4.5 or Subsections (a) and (b) of this Section.

             In calculating the Actual Contribution Percentage for a Plan Year, Matching Contributions shall be taken into account only if they are:

             (7)  allocated to the Employee's Account during that Plan
                  Year, and

             (8) paid into the Trust by the end of the twelfth (12th) month following the close of that Plan Year.

             For Plan Years beginning on or after January 1, 1997, to the extent this Plan satisfies the minimum coverage requirements of Section 410(b) of the Code separately with respect to those Employees who are less than twenty-one (21) years of age or who have less than one (1) year of service, the Administrative Committee may elect to apply this Section 4.6 by excluding from consideration those Employees (other than Highly Compensated Employees) who have not yet reached age twenty-one (21) or who have less than one (1) year of service by July 1 of the Plan year in question. Any election by the Administrative Committee under the preceding sentence shall be made in accordance with the Code and any applicable rulings promulgated by the Internal Revenue Service.

        (b)  DEFINITIONS.

             (1)  ACTUAL CONTRIBUTION PERCENTAGE.  The Actual
                  Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of--

                  (A) the Matching Employer Contributions and the Taxed Deposits paid on behalf of each such Employee for such Plan Year, to

                  (B)  the Employee's Compensation for such Plan Year.

             (2) CURRENT YEAR ACP METHOD. The term Current Year ACP Method shall mean, with respect to a Plan Year, the calculation of the average of the Matching Contribution Percentages for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Employees, based on the Matching Contributions made on behalf of and the Compensation earned by each such Employee during the Plan Year to which such calculation relates.

             (3) PRIOR YEAR ACP METHOD. The term Prior Year ACP Method shall mean, with respect to a Plan Year, the calculation of the average of the Matching Contribution Percentages of the Prior Year's Non-Highly Compensated Employees, based on the Matching Contributions made on behalf of and the Compensation earned by each Prior Year's Non-Highly Compensated Employee during the immediately preceding Plan Year.

        (c) MISCELLANEOUS. To the extent permitted by Treasury regulations, the Company may elect to take into account Tax-Deferred Deposits in calculating the Actual Contribution Percentage.

             If a Highly Compensated Employee is a participant in two or more plans containing a cash or deferred arrangement within the meaning of Code section 401(k), for purposes of determining the deferral percentage with respect to such Employee, all cash or deferred arrangements shall be treated as one cash or deferred arrangement.

        (d) REDUCTION OF CONTRIBUTIONS DURING PLAN YEAR. Subject to Treasury regulations, if the Company determines prior to the end of a Plan Year that the limitation of subsection (a) might not be satisfied, the Company may reduce the Matching Contributions and Taxed Deposits ("Excess Aggregate Contributions") of the Highly Compensated Employees in accordance with rules similar to those described in section 4.5(d).

        (e) ALTERNATIVE METHODS OF CORRECTION. If the limitation of subsection (a) has been or may be exceeded, the Company may elect to recompute the Actual Contribution Percentage by taking into account Tax-Deferred Deposits to the extent permitted by regulations. If the Company determines that the limitation of subsection (a) has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees to satisfy the limitation of subsection (a). Such contribution shall be credited to the Tax-Deferred Deposits Account.

        4.7  LIMITATIONS ON ANNUAL ACCOUNT ADDITIONS.

        (a) Annual Account Addition. "Annual Account Addition" means, for any Active Participant for any Limitation Year, the sum of--

             (1) the Employer's contribution made for him under any defined contribution plan,

             (2) the Employee's contributions (before-tax and after-tax) under any defined contribution plan, and

             (3) forfeitures allocated to him under any defined contribution plan for the Limitation Year.

             If not more than one-third of the Matching Contributions for a Limitation Year that are deductible under Code section 404(a)(9) are allocated to Highly Compensated Participants, Annual Additions shall not include Matching or ESOP Contributions which are applied by the Plan to the repayment of interest on an ESOP Loan (as described in Article X).

             In the case of an ESOP Loan, the Annual Addition shall be determined with respect to the ESOP Contribution used to pay principal and interest for the Limitation Year and not the value of the Company Stock released from the ESOP Suspense Account and allocated to Participant's ESOP Accounts.


             "Any defined contribution plan" means all defined contribution benefit plans of the Employer considered as one plan. "Limitation Year" means the calendar year. For purposes of this section 4.7, "Compensation" means wages, salaries, elective deferrals under Code Section 401(k) made in Plan Years beginning after December 31, 1997, and other amounts received for personal services actually rendered in the course of employment with the Employer including but not limited to commissions paid salesmen, compensation based on percentage of profits, tips and bonuses, but excluding elective deferrals under Code section 401(k) made in Plan Years beginning before January 1, 1998.

        (b) LIMITATION. Notwithstanding the foregoing provisions of this Article IV, for any Limitation Year the Annual Account Addition of an Active Participant shall not exceed the lesser of--

             (1) $30,000 (adjusted for cost-of-living increases pursuant to Treasury regulations effective January 1 of a calendar year and applicable to the Limitation Years ending within the calendar year), and

             (2) 25 percent of the Active Participant's Compensation for such Limitation Year.

        (c) ADDITIONAL LIMITATION. If in any Limitation Year before January 1, 2000 an Active Participant is a participant in both a defined contribution plan and a defined benefit plan of the Employer or a nonparticipating Subsidiary, the sum of his defined contribution plan fraction and his defined benefit plan fraction for the Limitation Year shall not exceed 1.0.

             (1) For this purpose: "Defined Contribution Plan Fraction" for the Limitation Year is a fraction, the numerator of which is the sum of the Annual Account Additions (defined in subsection (a)) to the Active Participant's account as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer or Subsidiary:

                  (A) the product of 1.25, multiplied by the dollar limitation in effect under subsection (b)(1) of this section 4.7 for such year (determined without regard to Code section 415(c)(6)), or

                  (B) the product of 1.4, multiplied by the amount which may be taken into account under subsection (b)(2) with respect to such Participant for such Limitation Year.

             (2) "Defined Benefit Plan Fraction": for any Limitation Year is a fraction--

                  (A) the numerator of which is the projected annual benefit of the Active Participant under the defined benefit plan of the employer or nonparticipating Subsidiary determined as of the close of the Limitation Year, and

                  (B) the denominator of which is the lesser of the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such year, or, the product of 1.4, multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) with respect to such Participant under such plan for such Limitation Year. If a Participant's accrued benefit as of October 31, 1987, under the defined benefit plan exceeds the above limit, then the limitation shall equal such accrued benefit as of October 31, 1987.

                       For purposes of calculating the foregoing fractions, all defined benefit plans of the Employer are to be treated as one defined benefit plan and all defined contribution plans of the Employer are to be treated as one defined contribution plan.

                       At the election of the Administrative Committee, in determining the denominator of the defined contribution plan fraction with respect to any Limitation Year ending after December 31, 1982, the amount taken into account with respect to each participation for all years ending before January 1, 1983, shall be an amount equal to the product of-

                       (i) the amount determined under Code section 415(e)(3)(B) (as in effect for the Limitation Year ending in 1982) for the year ending in 1982, multiplied by

                       (ii) the transition fraction.  The term
                            "transition fraction" means a fraction-

                            (I)  the numerator of which is the lesser of
                                 $51,875 or 1.4, multiplied by 25 percent of the compensation of the Participant for the Limitation Year ending in 1981, and

                            (II) the denominator of which is the lesser
                                 of $41,500 or 25 percent of the
                                 compensation of the Participant for the
                                 Limitation Year ending in 1981.

        (d) REDUCTION IN ANNUAL ACCOUNT ADDITIONS. If in any Limitation Year a Participant's Annual Account Additions exceed the applicable limitation determined under subsection (b) above as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of Tax Deferred Deposits that may be made under this section, or as allowed by the Commissioner of the Internal Revenue Service, such excess (the "Annual Account Excess") shall not be allocated to his accounts in any defined contribution plan, but any reduction necessary shall be made as follows:

             (1) His Optional Taxed Deposits up to the amount of the Annual Account Excess plus gains thereon shall be returned to him.

             (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, his share of Matching Employer Contributions shall be reduced up to the remaining amount of the Annual Account Excess.

             (3) If there is any remaining Annual Account Excess after the application of paragraphs (1) and (2) above, his Tax-Deferred Deposits shall be returned to him up to the remaining amount of the Annual Account Excess plus gains thereon.

             The above reductions shall be applied to this Plan first and next to any other plan constituting a defined contribution plan of the Employer.

             Any reduction in such Participant's allocation under paragraph (2) above shall be deemed to be a forfeiture under the Plan for the Plan Year in which it occurs and shall be reallocated with gains thereon as determined by the Administrative Committee for forfeitures for that Plan Year.

        (e) If in any Limitation Year a Participant's Annual Account Additions exceed the limitation determined under subsection
             (c) above, benefits from an Employee's defined benefit plan shall first be reduced prior to reduction of a benefit plan under this or any other defined contribution plan of the Employer. Such reduction shall be equal to the amount of the Annual Account Excess.

        4.8 FULL VESTING. A Participant shall be 100 percent vested in the entire amount of all his Accounts.

        4.9  ARVIN EQUITY ACCOUNT.

        (a) DEPOSITS. Each Eligible Employee who has an accrued benefit as of September 1, 1985, under the Arvin Salaried Plan shall have deposited and credited to his Arvin Equity Account an amount of cash or Arvin common stock (or both) equal to the Lump Sum Actuarial Equivalent of such vested benefit as of September 1, 1985.

        (b) PAYMENT TO TRUSTEE. The cash and Arvin stock described in subsection (a) shall be paid to the Trustee for deposit in Fund B of the Trust Fund as soon as practicable after September 1, 1985. These deposits and dividends and earnings thereon shall be kept as a separate account ("Part 6") in Fund B of the Trust Fund.

        4.10 VOLUNTARY DEDUCTIBLE EMPLOYEE CONTRIBUTIONS. On or before April 15, 1988, any Eligible Employee could make a qualified voluntary deductible employee contribution a ("VDEC") of up to $2,000 or 100 percent of Pay, whichever is less, for each calendar year to his VDEC Account. Each Participant's VDEC contributions were credited to his VDEC Account and were paid over to the Trustee for deposit in Fund B of the Trust. These deposits and dividends and earnings thereon shall be kept as a separate account ("Part 7") in Fund B of the Trust Fund although the assets may be commingled with other assets of the Trust.

        4.11 EFFECT OF MISTAKE. In the event of a mistake or misstatement as to the age or eligibility or Pay or Hours of Service or participation of a Member, or the allocations made to the account of any Member, or the amount of distributions made or to be made to a Member or other person, the Administrative Committee shall, to the extent it deems possible, cause to be allocated from future Matching Contributions, or cause to be withheld or accelerated, or otherwise make adjustment of, such amounts as will in its judgment accord to such Member or other person, the credits to the account or distributions to which he is properly entitled under the Plan.

        4.12 REHIRE AFTER MILITARY SERVICE. The provisions relating to qualified retirement plans which are set forth in the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") are hereby incorporated into, and made a part of, this Plan by reference. The Administrative Committee shall apply the provisions of the USERRA with respect to any Participant who is reemployed after completing covered military service in a manner consistent with the USERRA and all other applicable law and regulations.

                  Article V.  Distributions and Withdrawals
                  -----------------------------------------

        5.1  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT OR AT AGE 70
             1/2.

        (a)  COMMENCEMENT OF BENEFIT PAYMENTS.

             (1) AFTER TERMINATION OF EMPLOYMENT. A Member who has a Termination of Service from the Company and all Subsidiaries shall be entitled to receive benefit payments as provided in this section.

                  Except for amounts credited to the Arvin Equity Account, a Member's Account may be distributed as soon as administratively practicable following a Termination of Service. If a Member has not attained his Required Beginning Date, the commencement of benefit payments shall be deferred until the Member has reached his Required Beginning Date, unless the Member elects an earlier distribution date in writing. A consent to an earlier distribution shall not be valid unless the Member is furnished with a written explanation of his right to defer the start of benefit payments. The explanation shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the attention of the Member between 30 and 90 days before the date the benefit becomes payable. For purposes of this Section 5.1 and except as otherwise may be prohibited by Code section 401
                  (k)(10), the disposition of an Employer that is a Subsidiary by the Company and the cessation of that Employer's participation in this Plan shall be deemed to cause a Termination of Service with respect to those Members who continue employment with such Subsidiary after such disposition.

                  If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (A) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (B) the Participant, after receiving the notice, affirmatively elects a distribution.

             (2) ARVIN EQUITY ACCOUNT. Upon a Member's retirement under the Arvin Salaried Plan, the Arvin stock in his Arvin Equity Account shall be converted at fair market value into cash at the next succeeding Valuation Date and the proceeds shall be distributed in accordance with subsection (c). No distribution shall be made prior to the age 65 unless the Member consents in writing to an earlier distribution.

             (3) REQUIRED BEGINNING DATE. Notwithstanding the foregoing, a Member shall commence benefit payments not later than his Required Beginning Date. The Required Beginning Date shall mean the April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 or, effective on and after January 1, 1999 for Members who are not a Five-Percent Owner and who reach age 70 1/2 on or after January 1, 1999, the Required Beginning Date shall be no earlier than the April 1 of the calendar year following the calendar year during which the Member has a Termination of Service.

        (b) VALUATION DATE. The Administrative Committee shall establish rules for determining the Valuation Date to be used for determining the amount of a distribution.

        (c) METHOD OF PAYMENT. Distributions pursuant to this section shall be made by one of the following methods of payment. Except for amounts credited to the Arvin Equity Account, the distribution shall be made in the form of a lump sum payment if a Member terminates employment before attaining a Retirement Age or if a Member fails to elect a form of payment. Unless a Member elects otherwise, in the case of a Member who is married to his spouse throughout the 120-day period ending on his Annuity Starting Date, amounts credited to the Arvin Equity Account shall be paid in the form of a Qualified Joint and Survivor Annuity, and in the case of a Member who is not so married, in the form of a Life Annuity for a Period Certain. The lump sum and installment forms of payment shall not be applicable to the Arvin Equity Account.

             (1) LUMP SUM DISTRIBUTION. A lump sum amount equal to the value credited to the Participant's Account as of the Valuation Date specified in subsection (b).

             (2)  INSTALLMENT DISTRIBUTIONS.  As elected by the
                  Participant, a series of annual installments over a period not to exceed the combined life expectancies of the Participant and his Beneficiary.

                  Life expectancy shall be determined pursuant to Treasury regulation 1.72-9 as of the date benefit payments are to commence.

                  In no event shall annual installment payments be permitted if the first annual payment would be less than $500. With respect to the period after a Participant attains his Required Beginning Date, the amount distributed in each Plan Year shall not be less than the minimum amount required to be distributed pursuant to subsection (d).

             (3) CASH REFUND LIFE ANNUITY. A cash refund life annuity payable for the life of the Member to be provided through the purchase of an annuity contract from an insurance company and distributed to the Member by the Trust.

                  This option shall not be available to a married Member
             unless the Member elects, with the consent of his spouse pursuant to subsection (c)(5)(B), not to take the Qualified Joint and Survivor Annuity.

             (4) LIFE ANNUITY WITH PERIOD CERTAIN. An annuity payable at least annually for the life of the Member with payments to continue to a Beneficiary for a period certain designated by the Member but not to exceed the Member's life expectancy. The annuity shall be provided by the purchase of an annuity contract by the Trust from an insurance company and the distribution of the contract to the Member.

                  This option shall not be available to a married Member unless the Member elects, with the consent of his spouse pursuant to subsection (c)(5)(B), not to take the Qualified Joint and Survivor Annuity.

             (5)  QUALIFIED JOINT AND SURVIVOR ANNUITY.

                  (A) DEFINITION. A Qualified Joint and Survivor Annuity means a monthly annuity payable to the Member for his life and, upon his death, a monthly annuity payable to his spouse for the spouse's life equal to 50 percent of the amount that was payable to the Member. The annuity payments shall be provided by the purchase by the Trust Fund of an annuity contract from an insurance company and distributed to the Member. This option shall not be payable unless the Member has been married to his spouse throughout the 120-day period ending on his Annuity Starting Date.

                  (B) METHOD OF ELECTION AND REVOCATION: SPOUSE'S CONSENT. If this option is applicable to a Member, it may be subsequently rejected. An election to reject the Qualified Joint and Spouse's Annuity shall be in writing and may be revoked by written notice at any time during the election period (as described in subsection (d)) and, after a rejection, another election may be made during the election period.

                       No election to reject the Qualified Joint and Survivor Annuity shall be effective unless-

                       (i) the spouse of the Member consents in writing to such election, including the specific nonspouse Beneficiary (if any), the spouse's consent acknowledges the effect of such election, and the consent is witnessed by a Plan representative or a notary public; or

                       (ii) it is established to the satisfaction of the
                            Plan representative that the consent required under clause (i) may not be obtained because the spouse cannot be located or if the Member furnishes the Administrative Committee with a court order decreeing that the Member and the spouse are legally separated or that the spouse has abandoned the Member (except as provided in a qualified domestic relations order).

                  (C)  NOTICE OF ELECTION.

                       (i) CONTENTS OF NOTICE. The Plan Administrator shall furnish to a Member a written notice which states in nontechnical language--

                            (I)  a general description of the Qualified
                                 Joint and Survivor Annuity;

                            (II) the circumstances under which it will be
                                 provided and the availability of the
                                 election to reject the Qualified Joint
                                 and Survivor Annuity and the right to
                                 revoke an election;

                            (III)     a general explanation of the
                                      relative financial effect on a
                                      Member's retirement benefits of the
                                      election and the election of
                                      optional forms of payment;

                            (IV) the rights of the Member's spouse under
                                 paragraph (5)(B); and

                            (V) a Member's right to request in writing a more specific statement of the conditions and financial effect of the Qualified Joint and Survivor Annuity.

                            The statement required by subparagraph
                            (C)(i)(V) shall describe the specific
                            financial effect of the election by the
                            Member in terms of dollars per annuity
                            payment. The statement shall be delivered or mailed (first class, postage prepaid) to the Member within 30 days after the date of the Member's written request.

                       (ii) TIME OF NOTICE.  The notice shall be mailed,
                            personally delivered, or otherwise
                            communicated pursuant to Treasury regulations so that it reaches the attention of the Member between 30 and 90 days before the Annuity Starting Date; PROVIDED, HOWEVER, that a Member may waive the thirty (30) day notice requirement provided that:

                            (I)  the Administrative Committee clearly
                                 informs the Member that the Member has a right to a period of at least thirty
                                 (30) days after receiving the notice to
                                 consider the decision of whether or not
                                 to elect a distribution (and, if
                                 applicable, a particular distribution
                                 option),

                            (II) the Member, after receiving the notice,
                                 affirmatively elects a distribution, and

                            (III)     payment does not commence until at
                                      least seven (7) days after the
                                      Member is notified of his election
                                      rights.

             (6) JOINT AND SURVIVOR ANNUITY WITH A PERIOD CERTAIN. A monthly annuity payable to a Member for his life and, upon his death a monthly annuity payable to his spouse for the spouse's life equal to 50 percent of the amount that was payable to the Member. If the Member and the spouse die before a period certain not to extend beyond the combined life expectancies of the Member and his spouse, the lump sum value of the benefits remaining for the period certain shall be paid to a designated Beneficiary.

                  This option shall be applicable only with respect to the Arvin Equity Account. This option shall be available only to a Member who has been married to his spouse throughout the 120-day period ending on his Annuity Starting Date. This option shall not be available to a Member unless the Member elects, with the consent of the spouse pursuant to subsection
                  (c)(5)(B), not to take the Qualified Joint and Survivor
                  Annuity.

        (d) ELECTION PERIOD. The election period for choosing optional forms of payment or rejecting the Qualified Joint and Survivor Annuity (if applicable) shall be the 90-day period ending on the Annuity Starting Date.

        (e)  MINIMUM DISTRIBUTION AMOUNT.

             (1) IN GENERAL. A Member who has elected installment payments pursuant to section 6.1 and attained age
                  70 1/2 shall receive a distribution for each calendar year commencing with his "first distribution year" (as defined below) which shall not be less than the Minimum Distribution Amount described in paragraph (2).

                  In the case of a Member described in subsection
                  (a)(2)(A), the first distribution year shall be the calendar year in which the Member attains age 70 1/2 and the Minimum Distribution Amount for the first distribution year shall be distributed not later than the Required Beginning Date described in subsection
                  (a)(2)(A).

                  In the case of a Member described in subsection
                  (a)(2)(B) or (C), the first distribution year shall be the calendar year described in subparagraph (B)(i),
                  (B)(ii), (C)(i), or (C)(ii) of such subsection, whichever is applicable, and the amount described in paragraph (2) for the first distribution year shall be distributed not later than the Required Beginning Date described in subsection (a)(2)(B) or (C).

                  The Minimum Distribution Amount with respect to a calendar year which follows the first distribution year must be paid not later than December 31 of such calendar year.

             (2) MINIMUM DISTRIBUTION AMOUNT. The Minimum Distribution Amount for the first distribution year shall be determined by dividing the Member's account balance as of the end of the preceding calendar year (as adjusted pursuant to Treasury regulations prescribed under Code section 401(a)(9)) by the applicable life expectancy of the Member or the joint and last survivor life expectancy factor of the Member and his Beneficiary prescribed by the Treasury regulations. In subsequent years, the account balance as of the end of the preceding calendar year (as adjusted) shall be used and the life expectancy factor shall be the life expectancy factor with respect to the first distribution year reduced by the numbers of years that have elapsed since such year. If the Beneficiary is not the Member's spouse, the Account balance shall be divided by the lesser of the applicable life expectancy factor or the factor prescribed under Treasury regulation 1.401(a)(9)-2 (relating to the incidental death benefit rule).

        (f) SMALL BENEFITS. If the value of Member's Account is $3,500 (or, effective on and after January 1, 1998, $5,000), or less and notwithstanding anything contained in the Plan to the contrary, the Participant's Account shall be paid as soon as administratively practicable following his Termination of Service whether or not the Participant consents to the distribution.

        5.2  DISTRIBUTION UPON DEATH.

        (a) IN GENERAL. Upon the death of a Member, the remaining balance to his Account as of the Valuation Date coincident with or immediately following the date of death shall be distributed to the Beneficiary; PROVIDED, HOWEVER, that a spousal beneficiary may elect to defer commencement until the date the participant would have reached age 70 1/2. If the Member died on or after his Annuity Starting Date and benefits were payable under an annuity contract, the death benefit shall be paid as soon as practicable following the date of death in accordance with the applicable settlement form.

        (b)  PRERETIREMENT SPOUSE'S ANNUITY.

             (1) IN GENERAL. This subsection shall be applicable to the Arvin Equity Account, or if a Member elects a method of payment under section 5.1(c) which contains a life contingency, to the Member's entire Account
                  ("Applicable Balance").

                  Notwithstanding subsection (a), if--

                  (A)  a married Member dies before his Annuity Starting
                       Date, and

                  (B) the Member was married to his spouse throughout the 120-day period ending on the date of death,

                  the Applicable Balance shall be applied toward the purchase of a life annuity contract payable for the life of the Member's spouse ("Preretirement Spouse's Annuity") unless the Member elects to reject the Preretirement Spouse's Annuity (with the spouse's consent) or the spouse elects (after the Member's death) to receive a lump sum distribution of the Applicable Balance.

                  The benefit payments to the spouse shall commence as soon as practicable following the death of the Member. If the Member dies before attaining his Normal Retirement Age, the spouse may elect to defer the commencement of benefit payments under the annuity contract to a date which is not later than the date the Member would have attained the Normal Retirement Age had he survived.

             (2) ELECTION TO REJECT THE PRERETIREMENT SPOUSE'S ANNUITY. An election to reject the Preretirement Spouse's Annuity shall be made in writing and may be revoked by written notice at any time during the election period. The election period shall begin when an Employee becomes a Member in the Plan and shall end on his Annuity Starting Date. If an election to reject the Preretirement Spouse's Annuity is made before the first day of the Plan Year in which the Member attains age 35, it shall become invalid on such day at which time a new election may be made by the Member.

             (3) SPOUSE'S CONSENT. No election to reject the Preretirement Spouse's Annuity shall be effective unless the spouse gives her written consent pursuant to rules similar to those applicable under section
                  6.1(c)(5)(B).

             (4) NOTICE OF ELECTION. The Administrative Committee shall furnish a Member a written notice which contains a nontechnical explanation of the Preretirement Spouse's Annuity, including a statement of the terms and conditions of the annuity, the Member's right to make, and the effect of, an election to reject the Annuity, the rights of the spouse under paragraph (3), and the right to make, and the effect of, a revocation of an election to reject the Annuity.

                  The notice shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the attention of the Member when he commences participation in the Plan, when he terminates employment before age 35 (if applicable), and within the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35 (if applicable).

             (5) Notwithstanding anything contained in this Section 5.2 to the contrary, the notice described by this Section
                  5.2 shall not be required to be provided to a Member if this Plan "fully subsidizes" the cost of the Preretirement Spouse's Annuity. For purposes of this
                  Section 5.2, this Plan shall be deemed to fully subsidize the cost of the Preretirement Spouse's Annuity if under this Plan no increase in cost or decrease in benefits to the Member shall result from his or her failure to elect another form of benefit.

        (c) BENEFICIARY DESIGNATION. A Member's spouse (if they have been married at least 120 days) shall be his designated Beneficiary unless otherwise elected as set forth below. Each Member may designate, upon such forms as shall be provided for that purpose by the Administrative Committee, a Beneficiary (or Beneficiaries) to receive his interest in the Plan in the event of his death, but the designation of a Beneficiary other than a Member's spouse shall not be effective for any purpose unless and until it has been filed by the Member with the Committee and has been signed by the Member's spouse with an acknowledgment of the effect of such consent and witnessed by a Plan representative or notary public. A Member may, from time to time, on a form provided by and filed with the Administrative Committee, change the Beneficiary in the manner stated.

             In the event that a Member shall not designate a Beneficiary in the manner heretofore stated, or if for any reason such designation shall be legally ineffective, or if such Beneficiary predeceases the Member or dies simultaneously with him, then, for the purposes of the Plan, distribution shall be made by the Trustee as directed by the Administrative Committee to such Beneficiary or Beneficiaries from among the natural objects of the Member's bounty, his dependents or his estate as the Administrative Committee in its sole discretion shall select.

        5.3  IN-SERVICE WITHDRAWALS.

             (a) IN GENERAL. Prior to Termination of Service from all Employers and Subsidiaries, no distribution shall be made from the Matching Contributions Account, the Choice Plan Credit Deposits Account, or the Arvin Equity Account. Prior to Termination of Service from all Employers and Subsidiaries, no distribution shall be made from any other Account except as provided in this section. The total number of all withdrawals that may be made pursuant to this section in a Plan Year shall not exceed two. A withdrawal from an Account which is invested in two or more Funds shall be considered to have been drawn from each Fund in proportion to the amount under such Account that is invested in each such Fund.

                  No Matching Contribution shall be made on behalf of a Participant for the calendar quarter in which he makes a withdrawal pursuant to this section. The preceding sentence shall not apply to a withdrawal which is limited to Taxed Deposits made before 1987.

                  For the purposes of this section, the Administrative Committee may establish subaccounts within any such Account as it deems advisable for accounting, tax, or other purposes.

        (b)  NONHARDSHIP DISTRIBUTIONS.

             (1) Amounts may be withdrawn from first, the Taxed Deposits Account and second, the Rollover Deposits Account at any time subject to the rules of the Administrative Committee.

             (2) Amounts may be withdrawn in cash from the VDEC Account at any time subject to the rules of the Administrative Committee.

        (c)  HARDSHIP WITHDRAWALS.

             (1) IN GENERAL. Prior to a Termination of Service with all Employers and Subsidiaries, a Member may make a withdrawal from his Tax Deferred Deposits Account if the distribution is on account of a financial need constituting a hardship (as described in paragraph (2)) and the distribution is necessary to satisfy the need (as determined under paragraph (3)). The withdrawal may be made from the following Accounts and shall be made in the order specified: the Taxed Deposits Account, the Rollover Deposits Account, the VDEC Account, and the Tax-Deferred Deposits Account.

                  In no event shall a hardship distribution from the Tax-Deferred Deposits Account exceed the total Tax-Deferred Deposits made on behalf of the Member (reduced by prior distributions) plus the earnings credited to the Account as of December 31, 1988 or, if less, the value of the Tax-Deferred Deposits Account.

             (2) FINANCIAL HARDSHIP. A financial hardship shall be deemed to exist as a result of the following financial obligations:

                  (A) medical expenses described in Code section 213(d) incurred by the Member, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152),

                  (B) the purchase (excluding mortgage payments) of a principal residence for the Member,

                  (C) payment of tuition and related fees for the next 12 months of post-secondary education for the Member, his spouse, children, or dependents, or

                  (D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

             (3) NECESSITY FOR DISTRIBUTION. A distribution shall be deemed necessary to satisfy a financial need described in paragraph (2) if the Member represents to the Company that the need cannot be relieved--

                  (A) through reimbursement or compensation by insurance or otherwise,

                  (B) by reasonable liquidation of the Member's assets to the extent that such liquidation would not itself cause an immediate and heavy financial need,

                  (C) by cessation of voluntary contributions under the Plan, or

                  (D) by other distributions or nontaxable loans from plans or by borrowing from commercial sources on reasonable commercial terms.

                       A Member's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Member.

        (d) AGE 59 1/2 WITHDRAWAL. Upon attainment of age 5 1/2, a Participant may withdraw amounts from first, the Taxed Deposits Account, second, the Rollover Deposits Account, and third, the Tax-Deferred Deposits Account at any time subject to the rules of the Administrative Committee.

        5.4 TIME FOR DISTRIBUTION. Notwithstanding any other provisions of this Plan, unless a Member who is entitled to receive any benefit hereunder otherwise elects, payment of this benefit will begin not later than the sixtieth day after the close of the Plan Year in which falls the last to occur of the following dates:

        (a)  the date on which the Member attains age 65;

        (b) the tenth anniversary of the year in which the Member first became a Member of the Plan; or

        (c) the date on which the Member ceased to be employed by the Employer and its Subsidiaries.

        5.5 WITHHOLDING ON DISTRIBUTIONS. There shall be withheld from each distribution under this Plan such amount (if any) as is required to be withheld pursuant to the provisions of the Code and regulations issued thereunder. The Administrative Committee shall establish the procedures and forms necessary to carry out the provisions of this section 5.5.

        5.6 ELIGIBLE ROLLOVER DISTRIBUTIONS; DIRECT ROLLOVER. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following terms shall have the meanings set forth below:

        (a) ELIGIBLE ROLLOVER DISTRIBUTION: AN ELIGIBLE ROLLOVER DISTRIBUTION IS ANY DISTRIBUTION OF ALL OR ANY PORTION OF THE BALANCE TO THE CREDIT OF THE DISTRIBUTEE, EXCEPT THAT AN ELIGIBLE ROLLOVER DISTRIBUTION DOES NOT INCLUDE: (1) ANY DISTRIBUTION THAT IS ONE OF A SERIES OF SUBSTANTIALLY EQUAL PERIODIC PAYMENTS (NOT LESS FREQUENTLY THAN ANNUALLY) MADE FOR THE LIFE (OR LIFE EXPECTANCY) OF THE DISTRIBUTEE OR THE JOINT LIVES (OR JOINT LIFE EXPECTANCIES) OF THE DISTRIBUTEE AND THE DISTRIBUTEE'S DESIGNATED BENEFICIARY, OR FOR A SPECIFIED PERIOD OF TEN (10) YEARS OR MORE; (2) ANY DISTRIBUTION TO THE EXTENT SUCH DISTRIBUTION IS REQUIRED UNDER SECTION 401(A)(9) OF THE CODE; (3) EFFECTIVE ON AND AFTER JANUARY 1, 1999, A WITHDRAWAL MADE IN ACCORDANCE WITH
             SECTION 5.3(c) to a Member who has not reached age 59 1/2;

             and (4) the portion of any distribution that is not includible in gross income.

        (b) ELIGIBLE RETIREMENT PLAN: AN ELIGIBLE RETIREMENT PLAN IS AN INDIVIDUAL RETIREMENT ACCOUNT DESCRIBED IN SECTION 408(A) OF THE CODE, AN INDIVIDUAL RETIREMENT ANNUITY DESCRIBED IN
             SECTION 408(B) OF THE CODE, AN ANNUITY PLAN DESCRIBED IN
             SECTION 403(A) OF THE CODE, OR A QUALIFIED TRUST DESCRIBED IN SECTION 401(A) OF THE CODE, THAT ACCEPTS THE DISTRIBUTEE'S ELIGIBLE ROLLOVER DISTRIBUTION. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (c) DISTRIBUTEE: A DISTRIBUTEE INCLUDES AN EMPLOYEE OR FORMER EMPLOYEE. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (d) DIRECT ROLLOVER: A DIRECT ROLLOVER IS A PAYMENT BY THE PLAN TO THE ELIGIBLE RETIREMENT PLAN SPECIFIED BY THE
             DISTRIBUTEE.

        (e) WITHHOLDING. In the case of an eligible rollover distribution which is not directly transferred to an eligible retirement plan pursuant to subsection (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.

        5.7 NONALIENATION. No interest herein or benefit payable hereunder shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind, except for qualified domestic relations orders in accordance with the Retirement Equity Act of 1984.

        5.8 INCOMPETENCY. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Administrative Committee receives a written notice, in a form and manner acceptable to the Administrative Committee that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed for him; provided, however, that if the Administrative Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or said person, or to any person or institution deemed by the Administrative Committee to have incurred expenses for such person otherwise entitled to payment. In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrative Committee. Any payment made in accordance with this section 5.8 shall be a complete discharge of any liability therefore under the Plan.


                    Article VI.  Investments and Accounts
                   --------------------------------------

        6.1  FUNDS AND ACCOUNTS.

        (a)  ACCOUNTS.

             (1) IN GENERAL. The Accounts and records of the Plan shall be maintained by the Administrative Committee and shall accurately disclose the status of the Accounts of each Member or his Beneficiary in the Plan. Each Member will be advised from time to time, at least once each Plan Year, as to the status of his Accounts.

             (2) TYPES OF ACCOUNTS. The following Accounts shall be established with respect to each Participant:

                  (A) the Taxed Deposits Account which shall be credited with a Participant's Taxed Deposits under sections
                       4.1 (relating to Regular Deposits) and 4.2
                       (relating to Optional Deposits);

                  (B) the Taxed-Deferred Deposits Account which shall be credited with Tax-Deferred Deposits under sections
                       4.1 and 4.2;

                  (C) the Matching Contributions Account which shall be credited with Matching Contributions under section 4.3;

                  (D) the Arvin Equity Account which shall be credited with those amounts described in section 4.9;

                  (E) the VDEC Account which shall be credited with voluntary deductible employee contributions pursuant to section 4.10;

                  (F) the Rollover Deposits Account which shall be credited with Rollover Deposits pursuant to section 4.2(c); and

                  (G) the Choice Plan Credit Deposits Account which shall be credited with Choice Plan Credit Deposits pursuant to section 4.2(d).

                  The Administrative Committee may establish such additional Accounts or subaccounts as it may consider necessary or advisable.

                  Each Account shall be adjusted pursuant to section 6.2 (relating to adjustment to reflect net worth of the Trust Fund).

        (b) FUNDS. The Trust Fund shall be divided into two parts, designated "Fund A" and "Fund B." Fund A shall consist of three separate investment Funds consisting of the Equity Index Fund, Balanced Fund, and the Fixed Interest Fund, and such other funds as the Administrative Committee may decide to offer in addition to or in lieu of the foregoing. Fund B shall be invested as set forth in the Trust. Each Member's undivided proportionate interest in each Fund shall be measured by the proportion that his Account or Accounts in such Funds bears to the total Accounts of all Members in that Fund as of the date that such interest is being determined.

        (c) INVESTMENT OF CONTRIBUTIONS AND ACCOUNTS. Except as provided in subsection (d)(2), all amounts credited to the Matching Contributions Account, the VDEC Account, and the Choice Plan Credit Deposits Account shall be invested in Fund B.

             Except as provided above, a Participant may elect to invest contributions, other than Matching Contributions, in increments of 5 percent in any one or all of the Funds, except Fund B, such that the total equals 100 percent. Effective on and after July 1, 1997 and in accordance with procedures established by the Administrative Committee, Participants shall be permitted to invest their contributions in Fund B; PROVIDED, HOWEVER, that the Administrative Committee shall maintain a separate accounting of a Participant's Fund B investments attributable to his contributions because these investments may be transferred to Fund A. The amounts credited to a Participant's Account required to be invested in Fund B (the amounts credited to the Matching Contributions Account, the Arvin Equity Account, the VDEC Account and the Choice Plan Credits Deposits Account) is hereinafter referred to as Designated Fund B Investments. Designated Fund B Investments may not be transferred out of Fund B except as permitted by Section 6.1(d)(2). Each type of contribution shall be invested in the same proportions. The Participant's election or any change in a prior election shall be filed with the Administrative Committee in the manner prescribed by the Administrative Committee and shall be effective on the first day of the next payroll period if timely filed pursuant to the rules of the Administrative Committee.

        (d)  TRANSFERS BETWEEN FUNDS.

             (1) IN GENERAL. Effective as of any business day, a Member may elect to transfer amounts from one Fund (other than the Participant's Designated Fund B Investments) to another Fund by notifying the Administrative Committee in the manner and within the time prescribed by the Administrative Committee. The amount to be transferred shall be specified as a multiple of 5 percent of the amount credited to the Fund or specified in dollar amounts. The transferred amount shall be applicable to each of the Member's Accounts which are invested in the specified Fund in proportion to the value of each Account invested in the Fund.

             (2) TRANSFERS AFTER AGE 60. Effective as of the first business day of any calendar quarter which begins after a Member has attained age 60, the Member may elect to transfer amounts credited to Fund B as Designated Fund B Investments to another Fund by notifying the Administrative Committee in the manner and within the time prescribed by the Administrative Committee. The amount which may be transferred from Fund B shall be limited to the following percentage of his Designated Fund B Investments:

                       1st Year  20 percent
                       2nd Year  25 percent
                       3rd Year  33 1/3 percent
                       4th Year  50 percent
                       5th Year  Balance Transferred

                  An election made under this paragraph shall remain in force until the Member notifies the Administrative Committee to cease the transfer. After a Member has so notified the Administrative Committee, a new election may not be made.

                  The Administrative Committee may adopt rules limiting withdrawals by a Member who is an officer, director, or 10 percent shareholder of the Company within the meaning of section 16 of the Securities Exchange Act of 1934 as it may deem advisable to exempt transactions in Company stock from the provisions of section 16(b) of such Act.

        6.2 ADJUSTMENTS TO REFLECT NET WORTH OF THE TRUST FUND. As of each Valuation Date, the Administrative Committee shall adjust all Accounts to reflect contributions, withdrawals, distributions, and payouts which are to be credited or debited as of that date, and shall adjust the net credit balances in the Account so that the net credit balances in the Accounts will equal the net worth of the applicable Funds as of that date, using fair market values as determined by the Trustee and reported to the Administrative Committee.

        All determinations made by the Trustee with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting, and such determinations when so made by the Trustee and any determinations by the Administrative Committee based thereon, shall be conclusive and binding upon all persons having an interest under the Plan.

        6.3  DISPOSITION OF MEMBERS' ACCOUNTS ESTABLISHED PRIOR TO
   JANUARY 1, 1983.

        (a) EMPLOYEE MATCHED AND UNMATCHED CONTRIBUTION ACCOUNTS. The December 31, 1982 balance of a Member's Employee Matched and Unmatched Contribution Accounts (as they existed under the Plan prior to the restatement of the Plan effective January 1, 1983) on January 1, 1983 shall be transferred to the Member's Taxed Deposits Account.

        (b) EMPLOYER CONTRIBUTION ACCOUNT. The December 31, 1982 balance of a Member's Employer Contribution Account (as it existed under the Plan prior to the January 1, 1983 effective date of the restatement of the Plan) on January 1, 1983 shall be transferred to the Member's Matching
             Contribution Account.

        6.4 VOTING AND TENDER OFFER DECISIONS. Each Member (or, in the event of the Member's death, the Member's Beneficiary) shall have the right to direct the Trustee as to the manner in which shares of Arvin stock allocated to such Member's Account are to be voted on each matter brought before an annual or special stockholders' meeting of the Company. Before each such meeting of stockholders, the Trustee shall cause to be furnished to each Member (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such shares of Arvin stock allocated to such Member's Account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Arvin stock allocated to such Member's Equity Account. The instructions received by the Trustee from Members shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company. All Arvin stock credited to Member Accounts as to which the Trustee does not receive voting instructions as specified above, and all unallocated Arvin stock held by the Trustee, shall be voted by the Trustee proportionately in the same manner as it votes Arvin stock to which the Trustee has received voting instructions as specified above. Each Member (or, in the event of the Member's death, the Member's Beneficiary) shall have the right, to the extent of the number of shares of Arvin stock allocated to such Member's Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Arvin stock. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of Arvin stock allocated to such Member's Account. If the Trustee shall not receive timely instruction from a Member (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, with respect to allocated shares of Arvin stock with respect to which such Member has the right of direction. As to all unallocated Arvin stock held by the Trustee, the Trustee shall enter the same proportion thereof as the Arvin stock as to which the Trustee has received instructions from Members to tender bears to all Arvin stock allocated to Member Accounts. The instructions received by the Trustee from Members shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company. All voting and tender rights on shares of Arvin stock held by the Trustee shall be exercised by the Trustee only as directed by the Members (or their Beneficiaries) acting in their capacity as named fiduciaries (within the meaning of ERISA section 402) with respect to both allocated and unallocated shares in accordance with the provisions of this section.


                   Article VII.  Administration and Trust
                   --------------------------------------

        7.1 APPOINTMENT RESIGNATION AND REPLACEMENT. The Administrative Committee shall be composed of not less than three persons appointed by the Chief Executive Officer of the Company and serving until death, resignation, or replacement by the President. The responsibility of the Chief Executive Officer of the Company shall be limited to the appointment of the Administrative Committee.

        7.2 NOTICE TO THE TRUSTEE. Promptly after appointment of a member of the Administrative Committee and after each change in membership, the Committee shall give written notice to the Trustee of the name of such member. The Trustee shall not be deemed to be on notice of any change in membership of the Administrative Committee unless so notified.

        7.3  RESPONSIBILITIES AND RIGHTS.

        (a) IN GENERAL. The Administrative Committee shall have all rights necessary to carry out the responsibilities conferred upon it in Article VII or expressly conferred upon it by the Trust Agreement.

             The Administrative Committee shall have no responsibilities or rights with respect to the management or control of the Trust Fund and no responsibilities under the Plan or Trust Agreement except as provided in this Article VII or expressly provided in the Trust Agreement.

        (b) The Administrative Committee shall have the following responsibilities under the Plan:

             (1) administration of the Plan in accordance with the terms of the Plan;

             (2) interpretation of the Plan, including the determination of eligibility for benefits and the status and rights of Employees, Participants, Inactive Participants, Former Participants, and others under the Plan and the deciding of all disputes arising under the Plan;

             (3) direction of the Trustee concerning all payments which should be made out of the Trust Fund pursuant to the provisions of the Plan Agreement; and

             (4)  amendment of the Plan and Trust Agreement pursuant to section 8.1.

        (c) TRUST FUND. The Administrative Committee shall have the following authority, responsibility, and control over the management and operation of the Trust Fund:

             (1)  removal of the Trustee and the appointment of successor
                  Trustees;

             (2) appointment of co-Trustees and investment managers (as defined in ERISA section 3(38)) and allocation of responsibilities between or among such persons;

             (3) analyze projected long- and short-term funding requirements of the Plan, obtaining advice of independent experts as may be deemed advisable and giving due regard to anticipated contributions by the Employer, benefit provisions, payments and liabilities, and appropriate investment and actuarial assumptions, and on the basis of the foregoing establish and revise funding policies for the Trust;

             (4) transfer contributions to the Trust to provide for funding of the Plan, and allocate such contributions as well as other funds and property held in the Trust among Investment Managers and the Trustee selected by the Administrative Committee;

             (5) communicate to the Trustee and the Investment Managers their respective investment objectives; and

             (6) regularly review the accounts submitted by the Trustee and such Investment Managers, when appropriate enter objections with respect thereto, monitor their investment performance and compliance with the terms of their respective appointments.

        7.4 RULES OF PROCEDURE. The Administrative Committee shall adopt such rules of procedure for the conduct of its affairs as it deems appropriate. Any action taken by the Administrative Committee may be communicated to the Trustee, investment manager, or other person under the signature of any two members of the Committee and any document approved or adopted by the Administrative Committee may be executed on behalf of the Employer by any two members of the Administrative Committee.

        7.5 STATUS. Arvin Industries, Inc. shall be the administrator of the Plan and named fiduciary under the Plan. Arvin Industries, Inc. shall exercise all rights and duties under the Plan and Trust Agreement through the Administrative Committee, which shall also be a named fiduciary, and which may designate one or more other persons to aid it in carrying out its responsibilities under the Plan and Trust Agreement. The Trustee shall be a named fiduciary under the Trust Agreement.

        7.6 APPOINTMENT OF ADVISORS. The Administrative Committee may appoint such advisors, agents, and representatives as it shall deem desirable who may but need not be Members.

        7.7 INDEMNIFICATION. To the extent permitted by ERISA, the Employer shall indemnify and save harmless each member of the Administrative Committee against any and all expenses and liabilities arising out of his status as such member, except expenses and liabilities arising out of his own fraud or willful conduct. The fact that a member of the Administrative Committee is a Member of the Plan shall not disqualify him from doing any act or thing which the Plan authorizes or requires him to do as such member or render him accountable for any allowance, distribution, or other profit or advantage received by him.

        7.8 EXPENSES. The members of the Administrative Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any administration expenses including legal fees and other expenses shall be paid out of the Trust Fund, unless paid directly by the Employer in the discretion of the Employer.

        7.9 APPEALS FROM DENIAL OF CLAIMS. If any claim for benefits under the Plan is wholly or partially denied, the Beneficiary shall be given notice in writing of such denial within a reasonable period of time, setting forth the following information:

        (a)  the specific reason or reasons for the denial;

        (b) specific reference to pertinent Plan provisions on which the denial is based;

        (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

        (d) an explanation that a full and fair review by the Administrative Committee of the decision denying the claim may be requested by the claimant or his authorized representative filing with the Administrative Committee, within 90 days after such notice has been received, a written request for such review, and

        (e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 90-day period specified in subsection (d) above.

   The decision of the Administrative Committee shall be made promptly, and not later than 60 days after the Administrative Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The Member or Beneficiary shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provision on which the decision is based. The decision of the Administrative Committee shall be binding upon the Member or Beneficiary and shall preclude further administrative or judicial review of the claim.

        7.10 TRUST. The Company will enter into a Trust with the Trustee to establish the Trust Fund. The Trust shall be deemed to form a part of the Plan and any and all rights and benefits which may accrue to any Member or his Beneficiaries under the Plan shall be subject to all of the terms and provisions of the Trust. The Committee may direct the Trustee to enter into one or more insurance investment contracts with an insurance company or companies as or as a part of the Guaranteed Interest Fund Investment Fund of Fund A.

        7.11 LITIGATION. In order to protect the Trust Fund against depletion as a result of litigation, in the event that any person may bring any legal or equitable action arising under the Plan against the Trustee or the Employers, or in the event that the Employers or the Trustee may find it necessary to bring any legal or equitable action arising under the Plan against any person, the Employers shall have the right to join the Trustee as a party defendant or party plaintiff in any such actions, and all expenses of defending or bringing such action shall be paid by the Trustee from the Trust Fund. If the result of any such action shall be adverse to such person, the cost to the Trustee of defending or bringing such action shall be charged to such extent as is possible directly to the account of such person, and the excess, if any, shall be charged against the entire Trust Fund.

        7.12 MULTIPLE EMPLOYER PLAN. To the extent this Plan becomes a multiple-employer plan (within the meaning of Section 413(c) of the Code), the Trustee shall account for the assets attributable to the Employees of each participating Employer in the manner directed by the Committee, and the Committee shall apply the requirements of Section
   4.5 and 4.6 separately to each such Employer. For purposes of this Section, the term Employer shall include all entities required to be aggregated under Section 414 of the Code.


                     Article VIII.  Changes in the Plan
                     -----------------------------------

        8.1 AMENDMENT OR TERMINATION OF THE PLAN. The Company reserves the right to amend, modify, or terminate the Plan at any time, which includes the right to vary the amount of, or to terminate, contributions to the Plan. The Administrative Committee shall have the right, in its sole and final discretion, to amend the Plan at any time, except that the Board of Directors of the Company must approve an amendment that results in an increase in benefits and costs to the Company with a present value as of the date of the amendment in excess of one million dollars ($1,000,000). Modification of Appendix A shall not require a formal amendment of the Plan. No part of the corpus or income of any funds shall at any time be used for or diverted to purposes other than for the exclusive benefit of Members or their Beneficiaries, and no amendment shall divest any Member of his interest therein or an optional form of benefit with respect to the Account balance immediately before the amendment, except as may be required by the District Director of Internal Revenue or other governmental authority, or give any Member any assignable or exchangeable interest or any right or thing of exchangeable value in advance of the time distribution is to be made to such Member. No distribution shall be made on account of a termination of the Plan except as permitted by Code section 401(k)(10).

        8.2 MERGER, CONSOLIDATION, OR TRANSFER. In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other Plan, each Participant in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

        8.3 NONREVERSION. No Employer shall have any right, title, or interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund shall revert to any Employer, except that--

        (a) If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution (adjusted for losses but not earnings) shall be returned to the Employer within one year after the payment of the contribution.

        (b) If any part or all of a contribution is disallowed as a deduction under Code section 404, the disallowed amount (adjusted for losses but not gains) shall be returned to the Employer within one year after the disallowance pursuant to the rules of the Internal Revenue Service.


                      Article IX.  Top-Heavy Provisions
                      ---------------------------------

        9.1 EFFECTIVE DATE. The following provisions shall become effective for Plan Years beginning after the 1983 Plan Year.

        9.2  DETERMINATION OF TOP-HEAVY.

        (a) The Plan will be considered a Top-Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year, (1) the aggregate of the accounts (including amounts deferred under the salary reduction arrangements) of Members who are Key Employees (as defined in section 416(i) of the Internal Revenue Code) as amended by the Tax Reform Act of 1984 exceeds 60 percent of the aggregate of the accounts of all Members (the "60 percent test") or (2) the Plan is a part of a required aggregation group (i.e., each plan of the company in which a Key Employee is a member and each other plan (including plans which have terminated within the past five
             (5) years) which enables such plans to meet the requirements of section 401(a)(4) or 410) and such group is a Top-Heavy Group, (individuals who did not perform any services for the Employer or a Subsidiary in the last five years shall not be included in this calculation). However, and notwithstanding the results of the 60 percent test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (i.e., plans which may be included in the group provided the group continues to comply with section 401(a)(4) and 410) which is not Top-Heavy).

        (b) The term "Top-Heavy Group" means any aggregation group if the sum (as of the last day of the preceding Plan Year) of--

             (1) the present value of the cumulative accrued benefits (including all distributions made to an Employee during the preceding five years) for Key Employees under all defined benefit plans included in such group, and

             (2) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group,exceeds 60 percent of a similar sum determined for all members.

        9.3 CONTINGENT PROVISIONS. In the event the Plan is determined to be a Top-Heavy Plan pursuant to this section 9.3, then the following provisions shall take effect and continue in effect until the Plan is no longer deemed to be a Top-Heavy Plan:

        (a) In section 4.7 "1.0 shall be substituted for "1.25" and "$51,875" shall become "$41,500" except that for individuals who would exceed the 1.0 limit, the 1.0 limit shall be suspended for such individuals so long as there are no forfeitures, voluntary nondeductible contributions, employer contributions, or additional accruals made for such individuals under the plans in the aggregation group until the Plan is no longer deemed to be a Top-Heavy Plan or until the individual would no longer exceed the 1.0 limit.

        (b) The "matching" contributions of the Employer under the Plan for non-Key Employees shall be the lesser of 3 percent or the highest contribution percentage made for any Key Employee during the Plan Year in which the Plan is deemed to be Top-Heavy determined by dividing the Employer contributions (including Tax Deferred Deposits) by the amount of the Employees total Compensation not in excess of $200,000 (as adjusted by the Secretary of the Treasury).

        (c) The Employer shall make a minimum contribution of 5 percent of Compensation for allocation under this Plan to all non-Key Employees who participate in both a Company defined benefit plan and this Plan.


                              Article X.  ESOP
                              ----------------

        10.1 IN GENERAL. The Company may direct the Trust to obtain ESOP Loans pursuant to the provisions of this Article. The proceeds of an ESOP Loan shall be used to acquire Company Stock that generally will be applied toward the Matching Contribution under the Plan with respect to those Participants who are Employees of the Company or an Employer which is a Subsidiary described in section 2.1(11)(1).

   The provisions of this Article shall constitute an employee stock ownership plan ("ESOP") within the meaning of Code section 4975(e)(7). The Company Stock, subject to the provisions of this Article, shall be deemed assets of the ESOP.

   The provisions of this Article shall supersede contrary provisions of the Plan.

        10.2 DEFINITIONS.

        (a) "Allocate Dividends" means dividends which are paid on company stock credited to a Participant's ESOP Account.

        (b)  "Company Stock" means-

             (1) Publicly-Traded common stock issued by the Company or Subsidiary,

             (2) in the event that there is no stock described in paragraph (1), stock issued by the Company or a Subsidiary having a combination of voting and dividend rights equal to or in excess of--

                  (A) that class of common stock of the Company or a Subsidiary having the greatest voting power, and

                  (B) that class of common stock of the Company or a Subsidiary having the greatest dividend rights; or

             (3) noncallable preferred stock, if such stock is convertible at any time into stock which meets the requirements of paragraph (1) or (2) and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable.

                  For the purposes of paragraph (3), pursuant to Treasury regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of paragraph (3).

        (c) "Disqualified Person" means a disqualified person within the meaning of Code section 4975(e)(2).

        (d) "ESOP" means the Arvin ESOP Savings Plan, an employee stock ownership plan described in this Article.

        (e) "ESOP Account" means the account holding Company Stock and the earnings thereon.

        (f) "ESOP Contributions" means the Company contributions to the Plan used to pay principal and interest on the ESOP Loan and shall include Matching Contributions so used.

        (g)  "ESOP Loan" means a loan described in section 10.3.

        (h)  "ESOP Suspense Account" means the account described in section 10.3(d).

        (i) "Publicly-Traded Stock" means stock which is listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by national securities association registered under section 15A(b) of such Act.

        (j) "Unallocated Dividends" means dividends paid on Company Stock held in the ESOP Suspense Account.

        10.3 ESOP LOAN.

        (a) AUTHORITY. The Administrative Committee may direct the Trustee to obtain an ESOP Loan or Loans. The term "ESOP Loan" means a loan made to the Plan, including a direct loan of cash, a purchase money transaction, and an assumption of the obligation of the Plan. An ESOP Loan may be made by a Disqualified person or may be secured by a guarantee of a Disqualified Person. "Guarantee" includes an unsecured guarantee and the use of the assets of a Disqualified Person as collateral for an ESOP Loan.

        (b) CONDITIONS OF LOANS. An ESOP Loan must be primarily for the benefit of the Participants and their Beneficiaries. The terms of an ESOP Loan, whether or not between independent parties, must, at the time the ESOP Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties. At the time the ESOP Loan is made, the interest rate for the ESOP Loan must not be in excess of a reasonable rate of interest, taking into account the amount and duration of the ESOP Loan, the security and guarantee (if any) involved, and the interest rate prevailing for comparable loans. The term of the ESOP Loan must be definitely ascertainable.

        (c) USE OF LOAN PROCEEDS. The proceeds of an ESOP Loan must be used within a reasonable time after their receipt by the Plan and may be used only for one or more of the following purposes:

             (1)  to acquire Company Stock,

             (2)  to repay the ESOP Loan, or to

             (3)  repay a prior ESOP Loan.

        (d) SUSPENSE ACCOUNT. All assets acquired by the Plan with the proceeds of an ESOP Loan shall be added to and maintained in the ESOP Suspense Account. Assets shall be withdrawn from the ESOP Suspense Account pursuant to the provisions of section 10.5 as though all securities in the Suspense Account were encumbered.

        (e) LIABILITY AND COLLATERAL FOR LOAN. An ESOP Loan must be without recourse against the Plan. The only assets of the Plan which may be used as collateral on an ESOP Loan are Company Stock acquired with the proceeds of the ESOP Loan and Company Stock that was used as collateral on a prior ESOP Loan.

             No person entitled to payment under an ESOP Loan shall have any right to assets of the Plan other than--

             (1)  collateral given for the ESOP Loan,

             (2) ESOP Contributions that are made to the Plan to meet its obligations under the ESOP Loan, and

             (3) earnings attributable to such collateral and the investment of such Employer contributions.


        10.4 REPAYMENT OF LOAN.

        (a) For each Plan Year ending after the ESOP Effective Date and for so long as any ESOP Loan is outstanding, the Company shall make aggregate ESOP Contributions to the Trustee in such amount as may be required (after taking into account the use of Allocated and Unallocated Dividends) to enable the Trustee to repay the amounts of principal and interest on any ESOP Loan which have become due and payable during the Plan Year. The aggregate ESOP Contributions for each Plan Year shall be determined by the Company pursuant to the preceding sentence.

        (b) Payments of principal and interest on an ESOP Loan shall be made by the Trustee (as directed by the Administrative Committee) from--

             (1) all ESOP Contributions made to the Trust to meet the Plan's obligation under the Exempt Loan (whether before or after the date the proceeds of the Exempt Loan are received) and the earnings on such ESOP Contributions,

             (2)  Unallocated Dividends,

             (3)  Allocated Dividends,

             (4) the proceeds of a subsequent ESOP Loan made to repay a prior ESOP Loan, and

             (5) the proceeds of the sale of Company Stock held as collateral for an ESOP Loan.

        (c) DEFAULT. In the event of a default upon an ESOP Loan, the value of Trust Assets transferred in satisfaction of the ESOP Loan must not exceed the amount of the default. If the lender is a Disqualified Person, an ESOP Loan must provide for a transfer of assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Loan. For the purposes of this subsection
             (c), the making of a guarantee does not make a person a lender.

        10.5 RELEASE FROM SUSPENSE ACCOUNT AND ALLOCATION.

        (a) RELEASE. An ESOP Loan shall provide for the release from encumbrance of Trust Assets used as collateral for the ESOP Loan, as provided in paragraphs (1) or (2)--

             (1) If the term of the ESOP Loan does not exceed ten years (including renewals, extensions, and refinancings of such ESOP Loan) and provides for annual (or more frequent) payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years, then for each Plan Year during the duration of the ESOP Loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction with a numerator equal to the amount of principal paid for the Plan Year, and a denominator equal to the sum of the numerator and the principal to be paid in future Plan Years without regard to possible extension or renewal periods. The amount of interest paid for the Plan Year and to be paid for future Plan Years shall be included in the numerator and denominator, respectively, to the extent such amounts would not be determined to be interest under standard loan amortization schedules.

             (2) For each Plan Year during the duration of the ESOP Loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction with a numerator equal to the amount of principal and interest paid for the Plan Year, and a denominator equal to the sum of the numerator and the principal and interest to be paid in future Plan Years without regard to possible extension or renewal periods.

             If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year shall be determined by applying the same fraction to each class.

        (b)  APPLICATION AND ALLOCATION.

             (1) DIVIDEND REPLACEMENT ALLOCATION. As soon as practicable following a release of Company Stock from the ESOP Suspense Account which results from amortization payment made, partially or wholly, with Allocated Dividends, released Company Stock (and if applicable additional Company Stock contributed by the Company or purchased by the Trustee from a cash contribution) having a fair market value equal to the amount of the Allocated Dividends used in making amortization payments on the ESOP Loan shall be allocated to the ESOP Accounts of Participants in proportion to the shares of Company Stock allocated to the Accounts.

             (2) MATCHING CONTRIBUTIONS. After the application of paragraph (1), remaining released shares of Company Stock shall be applied as a Matching Contribution to be allocated to the ESOP Accounts as provided in section 4.3.

        10.6 INVESTMENT OF ESOP ACCOUNT.

        (a) GENERAL. Subject to subsection (b), Trust Assets shall be invested primarily in Company Stock, but may, also be invested in savings accounts, certificates of deposit, high-grade short-term securities, equity stocks, bonds, or other investments desirable for the Trust (including Employer Securities), or cash. All investments shall be made by the Trustee only upon the direction of the Administrative Committee, and the Administrative Committee may direct that all Trust Assets be invested and held in Employer Securities. Investments in bonds, debentures, notes, certificates, or other evidences of indebtedness of the Company or a Subsidiary shall be subject to the restrictions of ERISA section 407(e).

        (b) PROCEEDS OF LOANS. The proceeds of a Loan shall be invested in Company Stock. Except as provided in section 10.10, no Company Stock acquired with the proceeds of a Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan within the meaning of Code section 4975(e)(7).

        10.7 ACQUISITION AND DISPOSITION OF EMPLOYER SECURITIES.

        (a) GENERAL. Any purchase of Company Stock by the Trust shall be made at a price which is not in excess of its fair market value and any sale of Company Stock shall be made at a price which is not less than its fair market value. The Administrative Committee shall determine fair market value of any nonpublicly traded Company Stock based upon the value determined by an independent appraiser having expertise in rendering such evaluations.

             The Administrative Committee may direct the Trustee to buy Company Stock from, or sell Company Stock to, any person, subject to subsection (b).

             All sales of Company Stock shall be charged pro rata to the ESOP Accounts of the Participants.

        (b) TRANSACTIONS WITH DISQUALIFIED PERSONS. In the case of any transaction involving Company Stock between the Trust and a Disqualified Person or any transaction involving Company Stock which is subject to ERISA section 406(b), no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined in ERISA section 3(18)) or, in the case of an evidence of indebtedness of the Company or a Subsidiary at a price not less favorable to the Plan than the price determined under ERISA section 407(e)(1).

        10.8 VOTING AND TENDER OFFER DECISIONS. Section 6.4 shall be applicable to Company Stock subject to the provisions of this Article. All unallocated Company Stock held by the Trustee shall be voted by the Trustee proportionately in the same manner as it votes Company Stock to which the Trustee has received voting instructions.

        10.9 STOCK RIGHTS AND RESTRICTIONS.

        (a)  COMPANY STOCK ACQUIRED BY LOAN.  Except as provided in section 10.10, no Company Stock acquired with the proceeds of an ESOP Loan shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

        (b) NONTERMINABLE RESTRICTIONS. The protections and rights of subsection (a) and section 10.10 shall be nonterminable. If the Plan holds or has distributed securities acquired with the proceeds of an ESOP Loan, the foregoing protections and rights shall continue to apply after the ESOP Loan is repaid and whether or not the Plan continues to be an ESOP.

        10.10     PUT OPTION ON COMPANY STOCK ACQUIRED WITH A LOAN.

        (a) WHEN PUT REQUIRED. If a Participant receives a distribution of Company Stock which was acquired from the proceeds of an ESOP Loan, and either-

             (1)  the Company Stock is not Publicly-Traded Stock, or

             (2) the Company Stock is subject to a trading limitation under federal or state securities law, or regulations thereunder, or an agreement which would make the Company Stock not as freely tradable as stock not subject to such limitation, then the Company Stock distributed to the Participant (or his Beneficiary) must be subject to a put option as described in this section.

        (b) HOLDER OF PUT. The put option shall be exercisable by the Participant or the Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Participant or the Beneficiary.

        (c) RESPONSIBILITY FOR PUT. The holder of the put option shall be entitled to put the Company Stock to the Company. The Administrative Committee, however, shall have the authority to assume the rights and obligations of the Company at the time the put option is exercised by directing the Trustee to repurchase the Company Stock. Under no circumstances may the put option bind the Plan. If it is known at the time an ESOP Loan is made that federal or state law will be violated by the Company's honoring the put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Company or a shareholder other than the
             Plan) that has substantial net worth at the time the ESOP Loan is made and whose net worth is reasonably expected to remain substantial.

        (d) DURATION OF PUT. The holder of the put option shall be entitled to exercise the option at any time during two option periods. The first option period shall be the 60-day period commencing on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall commence in the following Plan Year pursuant to Treasury regulations. The period during which a put option is exercisable does not include any time when a holder of the option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

        (e) MANNER OF EXERCISE. A put option is exercised by the holder notifying the Company in writing that the option is being exercised.

        (f) PRICE. The exercise price for a put option shall be the value of the Company Stock (as determined pursuant to Treasury regulation 54.4975-11(d)(5)) based on all relevant factors for determining the fair market value of the Company Stock and shall be made in good faith. In the case of a transaction between the Plan and a Disqualified Person, value shall be determined as of the date of the transaction. For all other purposes, value shall be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving a right of first refusal or a put option with respect to Company Stock distributed under this Plan will be deemed to be a good faith determination of value.

        (g) PAYMENT TERMS AND RESTRICTIONS. The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments as provided by the Administrative Committee. An agreement to pay through installments shall be permissible if--

             (1) the agreement is adequately secured, as determined by the Administrative Committee,

             (2) a reasonable rate of interest is charged, as determined by the Administrative Committee,

             (3)  annual payments are equal,

             (4) installment payments must begin not later than 30 days after the date the put option is exercised,

             (5) the term of payment does not extend beyond the greater of--

                  (A) five years from the date the put option is exercised, or

                  (B)  the earlier of-

                       (i) ten years from the date the put option is exercised, or

                       (ii) the date any Loan used by the Plan to acquire
                            Company Stock subject to the put option has been entirely repaid, and

             (6) in all other respects the requirements of Treasury regulation 54.4975-7(b)(12)(iv) are satisfied.

        10.11     DIVERSIFICATION OF INVESTMENT.

        (a) APPLICABILITY OF SECTION. This section shall be applicable only with respect to Company Stock which is acquired by the Plan after December 31, 1986 and shall be applicable only with respect to such amounts which exceed a de minimis or other amount as may be prescribed under rules and regulations of the Internal Revenue Service.

        (b) DEFINITIONS. For the purpose of this section, the following terms shall have the respective meanings set forth below:

             (1) "Qualified Election Period" shall mean the six Plan Year period beginning with the first Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

             (2) "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least ten years of participation.

        (c) INVESTMENT ELECTION. A Qualified Participant shall be permitted to direct the Plan as to the distribution or transfer to an alternative investment fund (not invested in Company Stock) of up to 25 percent of the value of the Participant's account balance attributable to Company Stock subject to this section. The direction shall be made within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50 percent of the value of the account balance subject to this section.

             The Participant's direction shall be provided to the Administrative Committee in writing; may be revoked or modified within the applicable 90-day period; and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies and shall specify whether the assets are to be reinvested or distributed pursuant to subsection (d).

        (d) The portion of the Participant's account subject to investment direction under subsection (c) may be distributed to the Qualified Participant within 90 days after the last day of the period during which the election described in subsection (c) may be made.


                       ARTICLE XI.  Merger of SII Plan
                       -------------------------------

        11.1 EFFECTIVE DATE OF MERGER. The Space Industries International, Inc. 401(k) Plan (the "SII Plan") shall be merged into, and become a part of, the Plan on January 1, 1994; provided, however, that the assets of the SII Plan shall not be transferred until the December 31, 1993 allocations are completed. The terms of the SII Plan shall be incorporated herein by reference. Notwithstanding anything contained in this Article to the contrary, the monies transferred to this Plan from the SII Plan and the portion of this Plan attributable to employees of Space Industries International, Inc. and its subsidiaries, direct and indirect, were spun off into a separate plan effective July 1, 1994.

        11.2 ELIGIBILITY. Any participant in the SII Plan on December 31, 1993 shall become an Eligible Employee in this Plan on January 1, 1994. Any other Employee shall become an Eligible Employee in accordance with Article III.

        11.3 INVESTMENT OF MERGED FUNDS. The monies held in the SII Plan immediately before the merger of the SII Plan into the Plan shall be initially invested in the Fixed Interest Fund.

        11.4 TRANSFER OF SII PLAN MONIES OF ACTIVE EMPLOYEES. The SII Plan monies transferred on behalf of a Member who is employed as an Employee of an Employer on January 1, 1994 shall, to the extent not already, become fully vested and non-forfeitable on January 1, 1994. Upon such Member's subsequent termination of employment, distribution of his entire Account shall be made in accordance with the Plan.

        11.5 TRANSFER OF SII PLAN MONIES OF FORMER EMPLOYEES. The vested portion of the SII Plan monies transferred on behalf of an individual who is not employed as an Employee by an Employer on January 1, 1994 shall be determined in accordance with the applicable vesting rules contained in the SII Plan immediately prior to January 1, 1994. The vested amounts transferred with respect to any former Employee shall be paid as soon as practicable after January 1, 1994; provided, however, that if the aggregate value of such former Employee's vested Account balances as of the initial payment date exceeds three thousand and five hundred dollars ($3,500), such distribution shall not be made before such former Employee's Normal Retirement Age without his written consent. The non-vested portion of the Accounts of the former Employees that are not distributable shall be aggregated and credited to a forfeiture account established and maintained by the Trustee as of January 1, 1994; provided, however, that the Administrative Committee shall maintain a forfeiture sub-account of such forfeiture account in the name of each former Employee whose non-vested portion of his Accounts were credited to the forfeiture account. If such former Employee does not resume his employment with an Employer before incurring five (5) or more consecutive one (1) year breaks in service (as determined in accordance with the terms of the SII Plan in effect on December 31, 1993) or, if earlier, the date he receives the distribution of the vested portion of his Account balances, the Administrative Committee shall direct the Trustee that the balance in the forfeiture account attributable to such individual's forfeiture sub-account shall be forfeited and applied in the Plan Year of forfeiture and any succeeding Plan Years to reduce the amount of contributions, if any, required by the Employees to meet the regular Matching Contributions until exhausted. If a former Employee resumes his employment with an Employer at any time on or after January 1, 1994 and before his completion of at least a five (5) year Break in Service, the Administrative Committee shall direct the Trustee to reinstate from the forfeiture account an amount equal to such individual forfeiture sub-account as the beginning balance of his Account as of his date of reemployment and such Account shall become fully vested and non-forfeitable as of his reemployment date and shall be distributable to him upon his next termination of employment to or for his benefit, or, in the event of his death, to or for the benefit of his Beneficiary in accordance with the provisions of this Plan.
   Any amount required to be reinstated by reason of the preceding sentence shall be paid by his Employer.

        11.6 DISTRIBUTIONS. Amounts transferred from the SII Plan shall be distributed in accordance with Article V.

        11.7 LOANS. If a participant in the SII Plan had an outstanding loan on December 31, 1993, the loan shall be administered by the Administrative Committee in accordance with the loan rules in effect in the SII Plan on December 31, 1993; provided, however, that any loan repayment shall be initially invested in the Fixed Interest Fund.

                              * * * * * * * * *

        IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized officers and has caused its corporate seal to be hereto affixed this 9th day of June 1999 but effective as of January 1, 1997.

                                 ARVIN INDUSTRIES, INC.

                                 By   /s/ Matthew W. Golden
                                    ---------------------------------
                                    Its:
                                    A Member of the Administrative
                                      Committee

                                Supplement 1
                                ------------
                            Maremont Corporation
                             -------------------

        1-1.1     BACKGROUND.  Effective January 1, 1963, the Maremont
   Corporation established the Maremont Corporation Thrift Plan
   ("Maremont Plan"). Effective January 1, 1992, the Maremont Plan was merged into this Plan and Maremont Corporation ("Employer") became an Employer under the Plan. The provisions of the Plan shall be applicable to the Eligible Employees of the Employer except as specified in this Supplement.

        1-2.1     TRANSFERRED FUNDS AND ACCOUNTS.  Amounts credited to
   the insured fund under the Maremont Plan shall be transferred to the Fixed Interest Fund and all other amounts shall be credited to the Equity Index Fund, subject to a Member's right to transfer amounts among the Funds. Amounts credited as of December 31, 1991 to the employer contribution account under the Maremont Plan shall be credited to the Prior Maremont Employer Contributions Account. Amounts credited to other accounts under the Maremont Plan shall be credited to the corresponding account under this Plan.

        1-3.1     IN-SERVICE WITHDRAWALS.

        (a) NONHARDSHIP WITHDRAWALS. Amounts credited to the Prior Maremont Employer Contributions Account may be withdrawn pursuant to section 5.3(b)(1) (relating to nonhardship distributions) at any time pursuant to the rules of the Administrative Committee.
        A withdrawal from such Account may be made only after all amounts have been withdrawn from the Rollover Deposits Account.

        (b) HARDSHIP WITHDRAWALS. Amounts credited to the Prior Maremont Employer Contributions Account may be withdrawn pursuant to section 5.3(c) (relating to hardship withdrawals). Amounts may be withdrawn from such Account only after all amounts have been withdrawn from the Rollover Deposits Account and no amounts may be withdrawn from the Tax-Deferred Deposits Account until all amounts have been withdrawn from the Prior Maremont Employer Contributions Account.

        (c) AGE 59 1/2 WITHDRAWALS. Amounts credited to the Prior Maremont Employer Contributions Account may be withdrawn pursuant to section 5.3(d) (relating to withdrawals after attainment of age 59 1/2). Amounts may be withdrawn from such Account only after all amounts have been withdrawn from the Rollover Deposits Account and no amounts may be withdrawn from the Tax-Deferred Deposits Account until all amounts have been withdrawn from the Prior Maremont Employer Contributions Account.

        1-4.1     DISTRIBUTIONS.  Notwithstanding anything in section
   5.1(c) to the contrary, if a Member has a Termination of Service before attaining his Retirement Age, he may elect an installment distribution, in lieu of any optional form of payment available under section 5.1(c). Such installment distribution may not begin before the Member attains age 55 unless the Member Terminates Service on account of a Disability.

                                 APPENDIX A
                                 ----------
                                  EMPLOYERS
                                  --------

        In addition to the Company, the following organizations have adopted the Plan pursuant to section 3.3 to qualify as Employers under the Plan:


        Organization/Division                   Effective Date
        ---------------------                   --------------
        1.   Maremont Corporation,              January 1, 1992
             a Subsidiary of the Company

        2.   Arvin - Kayaba LLC                 January 1, 1999

                           FIRST AMENDMENT TO THE
                             ARVIN SAVINGS PLAN
          (AS LAST AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)


        Pursuant to Section 8.1 of the Arvin Savings Plan (the "Plan"),

   as last amended and restated effective January 1, 1997, Arvin

   Industries, Inc. (the "Company") hereby amends the Plan, effective

   March 1, 2000, as follows:



        1.   A new sentence is added to the end of Section 3.1(a) of the

   Plan to provide, in its entirety, as follows:


        Notwithstanding anything contained in subsection (2) above to the contrary, any Employee who is an hourly employee of Purolator Products Company shall also be an Eligible Employee.


        2. A new Article XII is added to the Plan to provide, in its entirety, as follows:


               ARTICLE XII.  Merger of Purolator Savings Plan
               ----------------------------------------------

        12.1 EFFECTIVE DATE OF MERGER. The Purolator Savings and Retirement Plan (the "Purolator Plan") shall be merged into, and become a part of, the Plan on March 1, 2000. The terms of the Purolator Plan shall be incorporated herein by reference. In addition to the monies transferred from the Purolator Plan, all monies held in the Mark IV Savings and Retirement Plan held in the name of any individual who had an account balance in the Purolator Plan on February 29, 2000 and who was eligible to participate in the Purolator Plan between March 1, 1999 and February 29, 2000 shall also be transferred into the Plan.

        12.2 ELIGIBILITY. Any participant in the Purolator Plan on February 29, 2000 shall become an Eligible Employee in this Plan on March 1, 2000. Any other Employee shall become an Eligible Employee in accordance with Article III.

        12.3 INVESTMENT OF MERGED FUNDS.  The monies held in the
   Purolator Plan immediately before the merger of the Purolator Plan into the Plan shall be initially invested in the manner communicated to Eligible Employees, and, on and after March 1, 2000, the investment shall be governed by Article VI.

        12.4 DISTRIBUTIONS. Amounts transferred from the Purolator Plan shall be distributed in accordance with Article V, including the annuity provisions contained in such Article.

        12.5 LOANS. If a participant in the Purolator Plan had an outstanding loan on March 31, 2000, the loan shall be administered by the Administrative Committee in accordance with the loan rules in effect in the Purolator Plan on February 29, 2000.


        3. Appendix A is modified and attached hereto as Exhibit A to this First Amendment.


        This First Amendment has been executed this 29 day of February, 2000.


                                      ARVIN INDUSTRIES, INC.


                                      By:  /s/ Matthew W. Golden
                                          -------------------------------
                                       Member of Administrative Committee

                                 APPENDIX A
                                 ----------

                                  EMPLOYERS
                                  --------

        In addition to the Company, the following organizations have adopted the Plan pursuant to Section 3.3 to qualify as Employers under the Plan:


        Organization/Division                   Effective Date
        ---------------------                   --------------

        1.   Maremont Corporation,              January 1, 1992
             a Subsidiary of the Company

        2.   Arvin - Kayaba LLC                 January 1, 1999

        3.   Purolator Products Company         March 1, 2000